Exhibit 1.1

Underwriting Agreement
dated as of 1 April 2008
by and between
UBS AG, Bahnhofstrasse 45, 8001 Zurich, Switzerland
(hereinafter UBS or the Company)
and
J.P. Morgan Securities Ltd., 125 London Wall, London EC2Y 5AJ, United Kingdom
hereinafter JP Morgan)
and
Morgan Stanley & Co. International plc, 25 Cabot Square, London E14 4QW, United Kingdom
(hereinafter Morgan Stanley)
(JP Morgan and Morgan Stanley collectively, the Joint Global Coordinators)
and
BNP Paribas, 16, boulevard des Italiens, 75009 Paris, France
(hereinafter BNP Paribas)
and
     Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom
(hereinafter Goldman Sachs)
(the Joint Global Coordinators, BNP Paribas and Goldman Sachs collectively, the Joint Bookrunners)
(the Joint Bookrunners and the Co-Managers as defined in art. 1.7 collectively, the Managers)
(the Company and the Managers collectively, the Parties, and each a Party)

Underwriting Agreement	2 | 83
between UBS AG and the Managers named herein
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
Table of Annexes

Number of Annex	Name of Annex
1.4	Initial Underwriting Commitments
1.5	Step-up Supplement
1.7A	Sub-underwriting Agreement
1.7B	Revised Underwriting Commitments
1.8	Subscription Form
2.1	Declaration to the Admission Board of the SWX Swiss Exchange
11.1.4	Officer’s Certificate
6	Q1 Preliminary Release
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
This Underwriting Agreement (the Agreement) is made as of 1 April 2008 by and between the Company and the Joint Bookrunners (and such Co-Managers as may be appointed pursuant to art. 1.7).
WHEREAS:
(A)	The Company is a corporation incorporated under the laws of Switzerland (Aktiengesellschaft, art. 620 et seq. Swiss Code of Obligations) entered under register no. CH-270.3.004.646-4/ in the Commercial Registers of the Cantons of Zurich and Basel-City. At the date of this Agreement, the Company’s registered share capital is CHF 207,354,734.40, and is divided into 2,073,547,344 registered shares of nominal value of CHF 0.10 each. The shares of the Company are listed on the EU Compatible Segment of the SWX Swiss Exchange (the SWX Swiss Exchange) and traded on the EU Regulated Market Segment of SWX Europe, and are further listed on the New York Stock Exchange (the NYSE) and the Tokyo Stock Exchange (the TSE).

(B)	By a resolution of its shareholders taken in an extraordinary general meeting on 27 February 2008, the Company has approved the issuance of up to 103,700,000 additional shares by way of a stock dividend distributed to the Company’s existing shareholders (excluding certain shares held by the Company and its subsidiaries in treasury, but including shares held in the trading book of the Company or any of its subsidiaries, and shares held to cover existing exposures under employee benefit plans, debt, derivative and similar instruments). The distribution of the stock dividend is expected to be completed prior to commencement of the Offering described herein, and the Company’s registered share capital upon commencement of the Offering is expected to be up to CHF 217,724,734.40 divided into a maximum of 2,177,247,344 registered shares of nominal value of CHF 0.10 each (the Existing Shares).

(C)	Based on (1) a resolution of the board of directors of the Company dated 31 March 2008 to enter into this Agreement, (2) an expected resolution of the shareholders of the Company dated 23 April 2008 to increase the share capital (ordentliche Kapitalerhöhung) of the Company and (3) an expected resolution of the board of directors of the Company on or about 12 June 2008 to issue the Offered Shares as defined below, the Company proposes to issue up to 1,244,141,339 registered shares of nominal value of CHF 0.10 each, subject to adjustment as set out in art. 1.5 (the Offered Shares, and together with the Existing Shares, the Shares). The Offered Shares shall be (1) listed on the SWX Swiss Exchange and admitted to trading on the EU regulated market segment of SWX Europe (2) listed on the NYSE and (3) listed on the TSE, in each case on or about 13 June 2008 (the First Trading Date).
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
(D)	Subject to the terms of this Agreement, the existing shareholders of the Company will be entitled to receive statutory pre-emptive subscription rights (Bezugsrechte) relating to the issuance of the Offered Shares (the Pre-emptive Rights). The Pre-emptive Rights will be allocated to the holders of Existing Shares (the Existing Shareholders) by the Company through the customary banking channels. The Offered Shares are intended to be offered by the Company through the Managers, who will subscribe for the Offered Shares at their nominal value, to the holders of Existing Shares. To this end, the Company will grant such holders of Existing Shares the right to purchase Offered Shares in proportion to their existing shareholdings in the Company (the Purchase Rights), save that, as set out in the Offering Documents (as defined in art. 1.14), (i) shareholders who are residents of any member state of the European Economic Area (the EEA) other than the Federal Republic of Germany, the United Kingdom and other member states of the EEA as determined by the Company following consultation and in agreement with the Joint Global Coordinators (the EEA Shareholders) and do not qualify for an exemption from the requirements of the EU Directive 2003/71 concerning the prospectus to be published when securities are offered to the public or admitted to trading (the Prospectus Directive) as further set out in art. 7.2 and (ii) shareholders in certain other jurisdictions as determined by the Company following consultation and in agreement with the Joint Global Coordinators, (iii) other shareholders who may not subscribe to the Offered Shares due to restrictions under applicable law as described in the Offering Documents, as well as (iv) nominees, depositaries or dealers holding Existing Shares for the account or benefit of beneficial owners resident in such jurisdictions, will not be permitted to exercise Purchase Rights.

(E)	In accordance with the articles of association of the Company (the Articles of Association) and the resolution of the shareholders to increase the share capital of the Company (referred to under (B)), the Managers will sell, on behalf of the Company, the Offered Shares to Existing Shareholders who have exercised their respective Purchase Rights, and will sell, on behalf of the Company, the Offered Shares to other investors who have acquired Purchase Rights, in a public offering in Switzerland, the United States of America (the U.S. or U.S.A.), the Federal Republic of Germany, the United Kingdom and certain other member states of the EEA as determined by the Company following consultation and in agreement with the Joint Global Coordinators, and in a private placement in certain other jurisdictions (the Rights Offering) and will use reasonable efforts to sell the Global Offering Shares (as defined below). The Company will deliver the corresponding number of Offered Shares to any person exercising its Purchase Rights. Existing Shareholders are entitled to one Purchase Right for each Existing Share owned. Each holder of Purchase Rights will have the right to purchase Offered Shares upon the exercise of Purchase Rights at the ratio of 4:7 (i.e. 4 Offered Shares for 7 Existing Shares) at the Issue Price (as defined in art. 1.4 below or as adjusted
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
pursuant to art. 1.5 below and Annex 1.5) (the Exercise Ratio). The Purchase Rights are expected to be exercisable between 27 May 2008 and 12 June 2008, 12.00 noon Zurich time. The Purchase Rights are expected to be traded on the EU Regulated Market Segment of SWX Europe (or alternatively, the SWX trading platform in Switzerland) and on the NYSE between 27 May 2008 and 9 June 2008, close of trading, subject to any changes to the timetable made by the Company following consultation with the Managers, provided always that the transactions contemplated by this Agreement shall close on or by 24 June 2008.

(F)	The Offered Shares will be subscribed by the Joint Global Coordinators, acting on behalf of the Managers, pursuant to the terms of this Agreement. The Managers will offer the Offered Shares not taken up by Existing Shareholders (or by acquirers of Purchase Rights from Existing Shareholders) in the Rights Offering (the Global Offering Shares) to investors in a global offering on an accelerated bookbuilt basis with the Company involved as bookrunner unless otherwise agreed with the Company (the Global Offering, and together with the Rights Offering, the Offering). The Global Offering consists of (i) a public offering in Switzerland, the Federal Republic of Germany, the United Kingdom and certain other member states of the EEA as determined by the Company following consultation and in agreement with the Joint Global Coordinators, (ii) a placement outside of the U.S.A. made in reliance on Regulation S (Regulation S) under the U.S. Securities Act of 1933, as amended (the Securities Act) and (iii) a public offering in the United States registered under the Securities Act.

(G)	Shares held by the Company in treasury are expected to receive Purchase Rights in the Offering.

(H)	The Managers will enter into an agreement among managers providing for the coordination of their activities.

(I)	The Company and the Joint Global Coordinators, acting on behalf of the Managers, wish to record the arrangements agreed between them for the issue, sale and transfer of the Offered Shares.

(J)	References to any of the Parties to this Agreement shall include any successor company or assigns howsoever arising. Reference to the Group shall mean the Company and any of its majority owned or controlled, whether directly or indirectly, subsidiaries (the Subsidiaries, each of them a Subsidiary).
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:
1	Capital Increase and Placement of Offered Shares

1.1	The Company confirms that it will use its best efforts to have the share capital of the Company increased (ordentliche Kapitalerhöhung) by up to 1,250,000,000 Shares, at its annual general meeting on 23 April 2008 (the Capital Increase). In particular, the Company undertakes and confirms that its board of directors
(i)	will call the annual general meeting of the Company’s shareholders (the AGM) on or about 31 March 2008,

(ii)	will propose to the AGM to increase the share capital by up to 1,250,000,000 shares of the Company (which number may later be adjusted by the board of directors as set out in art. 1.5),

(iii)	will, subject to AGM approval as aforesaid, resolve on the Capital Increase, amend the Articles of Association accordingly, and record the Capital Increase in the Commercial Registers of the Cantons of Zurich and Basel-City as set out in art. 1.9, and

(iv)	will take all other steps reasonably required to implement the Capital Increase.
1.2	Subject to shareholder approval at the AGM, the Company confirms that it will issue, in accordance with art.s 650 and 652 et seq. of the Swiss Code of Obligations (the CO), the Offered Shares resulting from the Capital Increase on or about 12 June 2008. The Existing Shareholders’ Pre-emptive Rights shall be preserved by the Company allotting to each Existing Shareholder one Purchase Right for each Existing Share held. According to the Exercise Ratio, each holder of Purchase Rights will have the right to purchase from the Company Offered Shares at the Issue Price or, if adjusted, the Adjusted Issue Price (as defined in art. 1.5).

1.3	As set out in detail in the Offering Documents, (i) EEA Shareholders (as defined in Preamble D) who do not qualify for an exemption under applicable law, (ii) shareholders in certain other jurisdictions as determined by the Company following consultation and as agreed with the Joint Global Coordinators, (iii) other shareholders who may not subscribe to the Offered Shares due to restrictions under applicable law as described in the Offering Documents, and (iv) nominees, depositaries or dealers holding Existing Shares for the account or benefit of beneficial owners resident in any such jurisdictions, will not be entitled to exercise Purchase Rights.
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
1.4	Subject to any constraints under applicable law, the Purchase Rights will be transferable, and an organized trade in the Purchase Rights is expected to take place on the EU Regulated Market Segment of SWX Europe (or, alternatively, the SWX trading platform in Switzerland) and on the NYSE (unless otherwise agreed among the Company and the Joint Global Coordinators). Purchase Rights must be exercised before 12 June 2008, 12:00 noon (Zurich time) or such other date as determined by the Company following consultation with the Joint Global Coordinators in accordance with the terms published by the Company in the Offering Documents, subject always to the long stop date set forth in art. 5.1. To the extent Purchase Rights are not exercised on or by the such date, the Purchase Rights will be forfeited without any compensation and the respective Offered Shares or Adjusted Offered Shares (as defined in art. 1.5) relating to such Purchase Rights will be offered in the Global Offering to investors. The Joint Bookrunners hereby severally agree to initially underwrite as set out in Annex 1.4 (or, if applicable Annex 1.7B), subject to adjustment as set out in art. 1.5, 1,244,141,339 Offered Shares at the price of CHF 12.75 per Offered Share (the Issue Price) resulting in an aggregate gross Issue Price of CHF 15,862,802,072.25 (the Aggregate Issue Price).

1.5	An increase, if any, in the Issue Price and a corresponding change in the number of Offered Shares, if any (and hence an adjustment of the Exercise Ratio, if any) will be calculated no later than the third Business Day prior to the record date for the Purchase Rights, i.e. on 22 May 2008, 07.00 a.m. (the Step-Up Date) by the Company and the Joint Bookrunners, acting on behalf of the Managers, according to the principles set out below. Such adjusted Issue Price (the Adjusted Issue Price) or adjusted number of Offered Shares (the Adjusted Offered Shares) shall be recorded in a supplement (the Step-up Supplement), the draft of which is attached to this Agreement as Annex 1.5. No adjustment shall be made unless the Adjusted Issue Price is higher than the Issue Price.
1.5.1	The Adjusted Issue Price and the adjusted exercise ratio, if required (the Adjusted Exercise Ratio) shall be determined jointly by the Company and the Joint Bookrunners acting on behalf of the Managers as set out below.

1.5.2	The Issue Price shall be adjusted to an Adjusted Issue Price which shall be the amount in CHF which shall be no less than 20 % but no more than 25% (unless otherwise agreed between the Company and the Joint Bookrunners acting reasonably with regard to unforeseen developments that are reasonably likely to seriously jeopardize the success of the Rights Offering) below the theoretical ex rights price of the Shares, calculated on the basis of the volume weighted average price of the Shares on SWX Europe on the fourth business day before the start of rights trading.
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
1.5.3	The Adjusted Exercise Ratio shall provide for a ratio of 1, 2, 3 or 4 new shares for a given number of Existing Shares.

1.5.4	The Adjusted Issue Price shall be set at a full Swiss franc or at 25, 50 or 75 Rappen.

1.5.5	The aggregate Adjusted Issue Price for all Adjusted Offered Shares shall be the Aggregate Adjusted Issue Price, it being understood that the Aggregate Adjusted Issue Price shall be substantially the same amount as the Aggregate Issue Price.
1.6	The Purchase Rights will be offered with a subscription price at the Issue Price and the exercise ratio for the Purchase Rights will be set at the level of the Exercise Ratio or, if art. 1.5 is applicable, at the Adjusted Issue Price and any applicable Adjusted Exercise Ratio.

1.7	It is understood and agreed that the obligations of each Manager are several but not joint. The initial underwriting commitment of each Joint Bookrunner is set forth opposite its name in Annex 1.4. After the execution of this Agreement, the Company may with the agreement of the Joint Global Coordinators elect any number of investors to act as sub-underwriters (the Sub-Underwriters), and the Sub-Underwriters shall execute a sub-underwriting agreement substantially in the form set out in Annex 1.7A, provided however, that the relevant agreements shall be executed no later than 4 April 2008. In this event, the underwriting commitment of each of the respective Joint Bookrunner shall not be reduced, but the entitlement of each Joint Bookrunner to payment of Offering Fees shall be reduced pro rata to their underwriting commitment in an amount corresponding to the aggregate fee payable to the Sub-Underwriters.

In addition to the Company’s possibility to elect Sub-Underwriters in the previous paragraph, the Company may with the agreement of the Joint Bookrunners, after execution of this Agreement but in no event later than 4 April 2008, invite additional underwriters (the Co-Managers) to become parties to this Agreement, and the underwriting commitments of each Joint Bookrunner shall be adjusted pro rata upon due execution by the Co-Managers of Annex 1.7B. The Company and the Joint Bookrunners undertake to execute and to cause the Co-Managers to execute Annex 1.7B, provided that all Offered Shares shall be underwritten at no less than the Issue Price pursuant to the terms of this Agreement.

It is understood and agreed that the maximum amount for which Offered Shares may be sub-underwritten by Sub-Underwriters pursuant to the first paragraph of this art. 1.7, and the maximum amount for which Co-Managers may be sought pursuant to the second paragraph of this art. 1.7, shall not exceed the amount of CHF 5,000,000,000 (five billion Swiss francs) in the aggregate.
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	10 | 83
between UBS AG and the Managers named herein
1.8	The Joint Global Coordinators acting on behalf of the Managers undertake:
1.8.1	to subscribe on 11 June 2008 or on such other date as defined by the Company after consultation with the Joint Global Coordinators (the Subscription Date) for the Offered Shares at their nominal value and to deliver the corresponding subscription form substantially in the form of Annex 1.8 to the Company by 5.00 p.m. (Zurich time) on the Subscription Date; and

1.8.2	to deposit or cause to be deposited, not later than on the Subscription Date, same day funds for value on the Capital Increase Date (as defined in art. 1.9) in the total amount of CHF 124,414,133.90, subject to adjustment as set out in art. 1.5, or such other amount which corresponds to the nominal value of the Offered Shares (the Total Nominal Amount) with Zürcher Kantonalbank, Zurich or such other Bank designated by the Company (the Capital Increase Bank) in a blocked account for the Capital Increase (Kapitaleinzahlungskonto) and to cause the Capital Increase Bank to issue and deliver a written confirmation of payment of this amount to the Company on the Subscription Date by 5.00 p.m. (Zurich time).
1.9	On 12 June 2008 or such other date as defined by the Company after consultation with the Joint Global Coordinators (the Capital Increase Date), the board of directors of the Company will:
1.9.1	adopt a report on the Capital Increase (Kapitalerhöhungsbericht) in accordance with Swiss statutory law;

1.9.2	resolve on the Capital Increase and make all amendments to the Articles of Association necessary in connection with the Capital Increase; and

1.9.3	file the Capital Increase resolution together with the documents referred to in art. 1.8.1, 1.8.2 and 1.9.1 with the Commercial Registers of the Cantons of Zurich and Basel-City.
1.10	Immediately after and subject to the registration of the Capital Increase, but no later than the Capital Increase Date, the Company will
1.10.1	deliver to the Joint Global Coordinators and the Admission Board of the SWX Swiss Exchange, with a copy to Bär & Karrer AG, an excerpt issued by the Commercial Registers of the Cantons of Zurich and Basel-City after approval of the Federal Commercial Register without reservation evidencing the Capital Increase,
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
1.10.2	use its best efforts to ensure that the Offered Shares: (i) will be issued and delivered to the Joint Global Coordinators; (ii) can be duly recorded by a Joint Global Coordinator with SIS SEGAINTERSETTLE AG (SIS), and (iii) will be freely transferable, save for the transfer restrictions disclosed in the Offering Documents.
1.11	The Company acting on behalf of the Managers undertakes to deliver to holders (including acquirers) of Purchase Rights who have exercised their respective Purchase Rights in a timely manner and according to applicable terms, Offered Shares against payment of the Issue Price or, if adjusted, the Adjusted Issue Price.

1.12	The Joint Global Coordinators acting on behalf of the Managers undertake on or after the First Trading Date, to use reasonable efforts (i) to market to investors the Offered Shares and (ii) to sell to investors the Global Offering Shares in the Global Offering in an accelerated bookbuilding jointly undertaken by the Managers and the Company, and the Company shall undertake reasonable efforts to participate as a joint bookrunner in the Global Offering and to sell Offered Shares in the Global Offering. The Global Offering Price shall be the price at which the Global Offering Shares have been sold by the Managers. If the Global Offering Price is higher than the Issue Price or, if adjusted, the Adjusted Issue Price, such higher price after deduction of the Issue Price or, if adjusted, the Adjusted Issue Price shall be the Excess Global Offering Price. It is understood that the Company shall have the right to veto allocations provided there is sufficient demand for the Global Offering Shares.

1.13	The Company will, immediately after the registration of the Capital Increase with the Commercial Registers of the Cantons of Zurich and Basel-City, transfer the funds deposited in the blocked account for the Capital Increase (Kapitaleinzahlungskonto) referred to in art. 1.8.2 to an account to be opened for the Company with one of the Joint Global Coordinators (the Company’s Account). Such funds will remain deposited, without interest, for the account of the Company until the earlier of (i) the Closing Date and (ii) if an Event of Non-Completion (defined in art. 15) occurs, the date of receipt by the Joint Global Coordinators of the proceeds of the Capital Reduction (defined in art. 15).

1.14	The Company undertakes to prepare, with the assistance of the Joint Global Coordinators, (A) a prospectus, in the English language including a German and other language summary of such prospectus in accordance with all applicable laws and regulations, in particular, but not limited to, the Commission Regulation (EC) No. 809/2004 of 29 April 2004, and the German Securities Prospectus Act (Wertpapierprospektgesetz), expected to be approved by the SWX Swiss Exchange and by the German Federal Financial Supervisory Authority
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
(Bundesanstalt für Finanzdienstleistungsaufsicht, the BaFin) and published and expected to be notified to the competent regulators in May 2008, relating to the Offering and for use in Switzerland, the Federal Republic of Germany, the United Kingdom and potentially certain other jurisdictions (in the form in which it is so approved, the Original European Prospectus), (B) any supplement to the Original European Prospectus, if applicable (the Supplement), and (C) a term sheet (the Final Term Sheet) containing the Global Offering Price and such other information regarding the Company, the Offering or the Global Offering Shares as the Company and the Joint Global Coordinators shall agree (the Original European Prospectus, any Supplement and the Final Term Sheet collectively, the European Prospectus); and (ii) a U.S. prospectus, which may be in the form of a basic prospectus and a prospectus supplement, included in the Registration Statement (as defined in Section 6.5(d) below) (the U.S. Prospectus) and a prospectus supplement required to be filed pursuant to an undertaking by the Company pursuant to Item 512(c) of Regulation S-K under the Securities Act to include the terms of the Global Offering as set out in the Final Term Sheet to the U.S. Prospectus (the U.S. Prospectus Supplement and together with the U.S. Prospectus, the Final U.S. Prospectus), relating to the Offering and for use in the United States. The European Prospectus and the U.S. Prospectus (as then amended or supplemented, including, if applicable, by the Final U.S. Prospectus) are collectively referred to as the Offering Documents and in each case shall include all documents incorporated or deemed to be incorporated by reference therein. Subject to the terms of this Agreement, the Company authorizes the Managers to distribute copies of the Offering Documents in connection with the Offering in accordance with applicable laws and regulations.

1.15	The Parties understand and agree that the Company will be designated a “Joint Global Coordinator and Joint Bookrunner” in the Offering Documents and in any press releases and public marketing materials relating to the Offering. Notwithstanding such designation in the Offering Documents, press releases and marketing materials, the Company will not have any of the rights and obligations of the Joint Global Coordinators or Joint Bookrunners under this Agreement. The Company will, however, have the rights of a bookrunner, including information rights and the right to participate in allocations, customary in international equity offerings.
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
1.16	The Company will file with the U.S. Securities and Exchange Commission (the SEC) an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act on Form F-3 relating to the Purchase Rights and Offered Shares.

2	Listing

2.1	The Company acts as its recognized representative according to art. 50 of the listing rules of the SWX Swiss Exchange (the SWX Listing Rules) in connection with the Offering and will file the application for (1) the Purchase Rights to be traded on the EU Regulated Market Segment of SWX Europe (unless otherwise agreed among the Company and the Joint Global Coordinators) and (2) the Offered Shares to be listed on the SWX Swiss Exchange for trading on the EU Regulated Market Segment of SWX Europe. Moreover, prior to the First Trading Date the Company shall have delivered to the SWX Swiss Exchange a letter in the form of Annex 2.1.

2.2	The Company will comply with the SWX Listing Rules, in particular Chapter IV regarding the conditions for maintaining listing, and relevant codices.

2.3	The Company confirms that it will make an application for (1) the Purchase Rights to be traded on the NYSE and (2) the Offered Shares to be listed on the NYSE and the TSE.

3	Announcements

The Company will arrange for necessary timely announcements in connection with, and to the extent such announcements relate to, the Offering (including in connection with the listing of the Offered Shares on the SWX Swiss Exchange and the NYSE), such announcement not to be released without prior consent by the Joint Global Coordinators which shall not be unreasonably withheld or delayed.

4	Stabilization

In connection with the distribution of the Offered Shares, the Joint Global Coordinators acting on behalf of the Managers, for a period of no longer than 30 days after the First Trading Date may, to the extent permitted by applicable laws, over-allot and effect transactions with respect to the Offered Shares and, to the extent permitted under applicable law, the Purchase Rights on the EU Regulated Market Segment of SWX Europe or otherwise with a view to stabilizing or maintaining the market price of the Shares at a level other than that which might otherwise prevail in the open market. But in doing so the Joint Global Coordinators acting on behalf of the Managers shall act as principals and not as agents for the Company, and the Company shall not be liable for any loss or entitled to any profit
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1 April 2008

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between UBS AG and the Managers named herein
arising from such activities. Stabilization, if commenced, may be discontinued at any time without prior notice.

5	Closing

5.1	On or after 12:01 a.m. (Zurich time) on 17 June 2008 or on such other date as the Company may designate after consultation with the Joint Global Coordinators (which date may not be later than 24 June 2008 without the agreement of the Joint Bookrunners) (the Closing Date),
5.1.1	the Joint Global Coordinators shall issue (i) all necessary instructions to the SIS depository participant with which the Offered Shares have been placed in custody pursuant to art. 1.10.2, instructing the same to transfer such Offered Shares to an account of the Managers with the Company, and (ii) all necessary instructions to enable the Company to act as a settlement agent in delivering the Offered Shares to the holders, including acquirers, of Purchase Rights who have exercised such Purchase Rights against payment of the Issue Price (as adjusted, if applicable), as set out in art. 1.11;

5.1.2	the Company will pay to the Joint Global Coordinators for value on the Closing Date (i) the Offering Fee (as defined in art. 10 herein), (ii) an amount corresponding to the Total Nominal Amount paid by the Joint Global Coordinators pursuant to art. 1.8.2, and (iii) any VAT, turnover or other taxes and stock exchange levies, all such amounts to be paid in Swiss Francs to the Joint Global Coordinators; and

5.1.3	The Joint Global Coordinators acting on behalf of the Managers will pay to the Company for value on the Closing Date
(i)	the Aggregate Issue Price or Adjusted Aggregate Issue Price, as the case may be, in respect of all Offered Shares not settled by the Company in the Rights Offering (whether or not such Shares are sold in the Global Offering), plus

(ii)	the aggregate Excess Global Offering Price, if any, in respect of all Offered Shares sold and settled by the Managers in the Global Offering, if any (together the Aggregate Offering Price), in each case less the amounts deductible pursuant to art. 5.1.2 as separately advised to the Joint Global Coordinators no later than two business days prior to the Closing Date.
Execution Copy DAD | DIB
1 April 2008

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between UBS AG and the Managers named herein
Notwithstanding the foregoing, it is understood and agreed that the Managers shall not be obligated to pay the Issue Price (or, if applicable, the Adjusted Issue Price) for any Offered Shares directly settled by the Company in the Global Offering.
5.2	Any documents to be delivered at the Closing Date by or on behalf of the Parties pursuant to art. 11 will be delivered at the offices of Bär & Karrer AG, Brandschenkestrasse 90, CH-8027 Zurich (the Closing Location), and the Offered Shares will be delivered as specified in art. 1.11, all at the Closing Date. A meeting will be held at the Closing Location on the Business Day preceding the Closing Date, at which meeting the execution copies of the documents to be delivered at the Closing will be available for review by the Company and the Joint Bookrunners, and the documents referred to in art. 11 shall be held in escrow at the Closing Location until the Closing Date. For the purposes of this Agreement, Business Day shall mean each day of the week (other than a Saturday or Sunday) on which banking institutions in Zurich are open for business the entire day.

6	Representations and Warranties of the Company

For the purposes of this art. 6, Publicly Disclosed shall mean (i) with respect to the representations and warranties given as of the date hereof, any information contained in the Current Public Disclosure Package (as defined below), and (ii) with respect to representations and warranties given as of all other dates, information disclosed in the Offering Documents or any supplement thereto.

For the purposes of this art. 6, Current Public Disclosure Package shall mean the Company’s annual report for 2007 as published on 18 March 2008 (the Annual Report), the Annual Report on Form 20-F/A for 2007 filed with the SEC on 20 March 2008 (the Form 20-F) and its ad hoc press announcements since 1 January 2008 (to the extent not superseded by later public press announcements), including the press release to be published on 1 April 2008 (the Q1 Preliminary Release) in substantially the form of Annex 6 hereto.

For the purposes of this Agreement, a Material Adverse Effect shall mean any change or any event reasonably likely to lead to a change which is materially adverse to the business, general affairs, management, condition (financial or otherwise), shareholders’ equity or results of operations of the Company and the Group taken as a whole, other than as set forth in the Current Public Disclosure Package or set forth in the Offering Documents.

The Company represents and warrants to each of the Managers unless otherwise specified hereinafter that at each of the date of this Agreement, the date of the
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1 April 2008

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between UBS AG and the Managers named herein
Original European Prospectus, the date of Effective Time (as defined in art. 6.5(d)), the date of the Final Term Sheet and the Closing Date as follows:
6.1	The Q1 Preliminary Release, as of the date on which it is made, is true and correct, and does not omit to state a material fact required to be disclosed by the Company on that date under applicable securities laws and regulations.

Each of the Annual Report and the Form 20-F, as of the date or periods to which such documents relate, did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading. Other than as contemplated by this Agreement, the Company is not aware of any material information that would, absent any applicable exemptions, have had to be disclosed by it in the Annual Report under applicable securities laws and regulations.

Each other part of the Current Public Disclosure Package, as of the date on which it was made, was true and correct and did not omit to state a material fact that was required to be disclosed by the Company therein under applicable securities laws and regulations.

As of the date of this Agreement, the Company is not aware of (i) any Material Adverse Effect which is not disclosed in the Current Public Disclosure Package and (ii) any material information that would, absent any applicable exemptions, have to be disclosed on the date of this Agreement under applicable securities laws and regulations.

6.2	Each part of the Current Public Disclosure Package and all statements of opinion, intention or expectation, or any forward-looking statements, contained therein were, as of the date on which they were made, made after due and careful consideration of the circumstances considered relevant by the Company, were truly and honestly held and made in good faith and were, based on assumptions considered reasonable by the Company.

6.3	The Company has complied and will comply with its duties under applicable rules relating to ad hoc publicity under the relevant securities laws of those jurisdictions where the Shares are listed or admitted to trading; and the Company is not aware of any new price-sensitive facts to be published pursuant to the applicable rules relating to ad hoc publicity under the Swiss, U.S., and EEA securities laws and regulations that have not yet been published; and the Company has not delayed the publication of any price-sensitive information required to be disclosed under applicable rules relating to ad hoc publicity under the relevant securities laws and regulations unless the new fact is based on a plan or decision of the Company
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and the publication of such fact is apt to damage the interests of the Company and the Company has taken the necessary measures to ensure the full confidentiality of such fact and has informed the Joint Global Coordinators accordingly.

6.4	The Offering Documents will be prepared with due care and will reflect the honestly held beliefs of the Company. The European Prospectus will be complete and correct within the meaning of, and comply with, (i) the Swiss Federal Act on Stock Exchanges and Securities Trading of 24 March 1995, as amended, and the implementing rules and regulations thereunder, (ii) the Listing Rules and accompanying rules thereunder (in particular, but not limited to the Additional Rules for the Listing on the SWX “EU-Compatible” Segment and Scheme H), as in effect at the date of the relevant filing (save for exemptions granted by the SWX), and (iii) Article 652a of the CO.
6.5	(a) All statements of fact contained in the European Prospectus (as amended or supplemented, as the case may be) or in each similar written communication (including for the avoidance of doubt any translations of the summary of the European Prospectus required under applicable law of any EEA jurisdiction in which a public offering is made) made by or with the explicit authorization of the Company in connection with the Offering are or will be complete, correct and not misleading, in each case as of its respective date and, if amended and supplemented as of the date of such amendment or supplement, at the date and time of execution of the Final Term Sheet (the Applicable Time) and the Closing Date, and there is or will be no other fact or matter omitted from the European Prospectus or from similar communications made in connection with the Offering, which (i) was, is or will be reasonably required for a knowledgeable investor to make an informed assessment of the assets and liabilities, financial position, profits and losses and prospects of the Group taken as a whole and of the rights attaching to the Purchase Rights and the Offered Shares or (ii) the omission of which made, makes or will make any statement therein misleading or (iii) in the context of the Offering was, is or will be material for disclosure therein; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by the Managers expressly for use in any Offering Document. All statements of opinion, intention or expectation, or any forward-looking statements, contained in the European Prospectus were, are or will be made after due and careful consideration of the circumstances considered relevant by the Company, were, are and will be truly and honestly held and made in good faith and were, are and will be based on assumptions considered reasonable by the Company.
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(b)	The European Prospectus, as of its date, complies, and as amended or supplemented, if applicable, as of the date of such amendment or supplement, will comply with all applicable laws of the Federal Republic of Germany and all applicable rules and regulations of any competent governmental, regulatory or stock exchange authority in the Federal Republic of Germany, including the requirements set out in §§ 5 and 8 of the German Securities Prospectus Act (Wertpapierprospektgesetz) and the requirements of Commission Regulation (EC) No 809/2004 implementing the Prospectus Directive.

To the extent the shares are publicly offered in any EEA jurisdiction other than the Federal Republic of Germany, the Company has complied and will comply with all relevant regulations relating to the passporting of the European Prospectus into, and the conduct of the Offering in, such EEA jurisdiction.

(c)	The European Prospectus, as of its date, does not, and as amended or supplemented, if applicable, as of the date of such amendment or supplement, will not contain, any untrue statement of, or omit to state, any fact which is material for the assessment of an investment in the Shares (enthält keine unrichtigen Angaben, welche für die Beurteilung der Wertpapiere wesentlich sind, und ist in Bezug auf solche Angaben nicht unvollständig), all within the meaning of § 13 of the German Securities Sales Prospectus Act (Verkaufsprospektgesetz) and § 44 of the German Stock Exchange Act (Börsengesetz); provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by a Manager expressly for use in any Offering Document.

(d)	The Registration Statement, and any post-effective amendment thereto, shall have become effective on filing, no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the SEC, and no notice of objection of the SEC to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act shall have been received by the Company. Except where the context otherwise requires Registration Statement, as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for the purposes of Section 11 of the Securities Act (the Effective Time), including (i) all documents filed as a part thereof or incorporated or deemed to be incorporated by reference therein, (ii) any information contained or incorporated by reference in a prospectus filed with the SEC pursuant to
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Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the registration statement at the Effective Time, and (iii) any additional registration statement filed to register the offer and sale of Securities pursuant to Rule 462(b) under the Securities Act (a Rule
462(b) Registration Statement).

(e)	The Registration Statement, when it becomes effective and, as then amended or supplemented, at the Applicable Time and the Closing Date, will comply, in each case, in all material respects, with the requirements of the Securities Act; the conditions to the use of Form F-3 in connection with the Offering as contemplated hereby have been satisfied; the Registration Statement will constitute an “automatic shelf registration statement” (as defined in Rule 405 under the Securities Act), and, as of the determination date applicable to the Registration Statement (and any amendment thereof) and the offering contemplated hereby, the Company is a “well-known seasoned issuer” (as defined in Rule 405 under the Securities Act); the Registration Statement will meet, and the Offering contemplated hereby will comply with, the requirements of Rule 415 under the Securities Act; the Registration Statement will not, as of the Effective Time or as of the date of the Final U.S. Prospectus, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by a Manager expressly for use in any Offering Document.

(f)	No order preventing or suspending the use of the U.S. Prospectus, the Final U.S. Prospectus or any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act relating to the Offering (an Issuer Free Writing Prospectus) shall have been issued by the SEC; each of the U.S. Prospectus and the Final U.S. Prospectus will comply, as of the date that it is filed with the SEC, the date of the U.S. Prospectus, the Applicable Time and the Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final U.S. Prospectus, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Final U.S. Prospectus and the date the Final U.S. Prospectus is filed with the SEC and ends at the later of the Closing Date will the U.S. Prospectus or the Final U.S. Prospectus, as then amended or supplemented, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were
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made, not misleading; no Issuer Free Writing Prospectus, as of its date, or (except as superseded by information included or incorporated by reference in the U.S. Prospectus or the Final U.S. Prospectus) as of the Applicable Time or the Closing Date, will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided that this representation and warranty shall not apply to the Q1 Preliminary Release as of its date; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by a Manager expressly for use in any Offering Document.

(g)	The documents incorporated by reference in the U.S. Prospectus or the Final U.S. Prospectus as amended or supplemented, when they became effective or were filed with the SEC, as the case may be, conformed in all material respects to the requirements of the Securities Act or the U.S. Exchange Act of 1934, as amended (the Exchange Act), as applicable, and the rules and regulations of the SEC thereunder, and none of such documents, when they became effective or were filed with the SEC, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the U.S. Prospectus, the Final U.S. Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the SEC, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and the rules and regulations of the SEC thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading, provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information relating to any Manager furnished in writing to the Company by any Manager expressly for use in any Offering Document.
6.6	The Company is a corporation duly incorporated and validly existing under the laws of Switzerland, is not in, and has not filed for, liquidation, insolvency or bankruptcy, and no corresponding motions have been approved by any Swiss competent court to that effect. The Company has full power and authority to own, lease and operate its properties and to conduct its business as described in the
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Offering Documents, and is lawfully qualified to do business in those jurisdictions in which it conducts its business.

6.7	Each of the Subsidiaries of the Company has been duly organized or incorporated and is validly existing as a corporation or similar legal entity in good standing (where applicable) under the laws of the jurisdiction of incorporation, is not in liquidation or receivership or the subject matter of any insolvency or bankruptcy proceedings and has full corporate power and authority to own, lease and operate its properties and conduct its business as described in the Offering Documents, and is lawfully qualified to do business in those jurisdictions in which it conducts its business except where the failure to be so duly organized or incorporated or to be qualified would not result in a Material Adverse Effect.

6.8	The Company owns the interest in each Subsidiary stated to be so owned in the Offering Documents, and the shares of each Subsidiary owned by the Company have all been validly issued in accordance with the respective applicable laws and regulations and, except as Publicly Disclosed or as described in the Offering Documents, all of the shares or other equity interests in the Subsidiaries are directly or indirectly owned beneficially and of record by the Company (other than directors’ qualifying shares), and except as Publicly Disclosed or as described in the Offering Documents, such shares are and will be free of all pledges, liens, charges, encumbrances and other third party rights; and the respective Subsidiary has not made any hidden profit distributions, all except where the breach of any of the above would not constitute a Material Adverse Effect.

6.9	Except as Publicly Disclosed, the Company and its Subsidiaries (i) have all necessary financial services regulatory approvals, (ii) have made all filings required under applicable financial services regulation, in their respective jurisdictions of incorporation or places of business, and (iii) have complied and are in continuing compliance with all requirements imposed on the Company and its Subsidiaries by the competent financial services regulatory authorities, except where failure to obtain such approvals, make such filings or comply with such requirements would not constitute a Material Adverse Effect.

6.10	Neither the Company nor any of the Subsidiaries is (i) in violation of its respective articles of association or other charter document or by-laws, (ii) in default or in breach of contract in circumstances that would lead to a default in the due performance or observance of any term, covenant or condition contained in any material agreement, indenture, mortgage, or other instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject or (iii) in violation of any law or order by any governmental agency or body or court having jurisdiction over the Company or any of its Subsidiaries or over their respective properties except, for any violation or defaults that (x) in the case of the
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Subsidiaries with respect to sub-clauses (i), (ii) and (iii) and (y) in case of the Company with respect to clauses (ii) and (iii), would not have a Material Adverse Effect.

6.11	The Offered Shares will be duly and validly authorized, issued and delivered as contemplated by this Agreement and in accordance with the laws and regulations of Switzerland, and will be fully-paid and non-assessable. The contribution for the Existing Shares has not been paid back, the provisions for incorporation contribution in kind (Sacheinlagevorschriften) or intended acquisition of assets (Sachübernahmevorschriften) as set forth in the CO have not been and are not infringed and the Company has not made any hidden profit distributions. The Offered Shares will on issue rank pari passu with the Existing Shares, including in respect of their entitlement to any and all dividend payments (with no pro rata or other reduction thereof), and the Company has not granted and will not grant any pledges, liens, charges, encumbrances and other third-party rights on the Offered Shares. The shareholders of the Company have no subscription, pre-emptive or other rights to acquire the Offered Shares other than the Purchase Rights.

6.12	Except as Publicly Disclosed, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for Shares, or any other equity interest in the Company, to which the Company or any of its Subsidiaries is a party, or any contracts, commitments, or arrangements of any kind to which the Company or any of its Subsidiaries is a party relating to the issuance of any Shares, any such convertible or exchangeable securities or any such rights, warrants or options, except where failure to Publicly Disclose any such matter would be immaterial in the context of the Offering.

6.13	Upon the allotment of Purchase Rights to the Existing Shareholders, the holders of Purchase Rights will be entitled to the rights described in the Offering Documents, and such Purchase Rights will be tradable on the EU Regulated Market Segment of SWX Europe and the NYSE (unless otherwise agreed among the Company and the Joint Global Coordinators).

6.14	Except as described in the Offering Documents, there are no legal restrictions on the sale, transfer or distribution of the Purchase Rights or the Offered Shares under applicable Swiss law or in the Articles of Association.

6.15	Except as described in the Offering Documents, under the current laws of Switzerland, cash dividends and other distributions declared and payable in Swiss francs may be converted into any other convertible currency in Switzerland and may be transferred freely from Switzerland without the necessity of obtaining any consents, approvals, authorizations, orders or clearances from or registering with
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between UBS AG and the Managers named herein
any Swiss governmental agency or body, court or stock exchange authority. All such dividends and other distributions made to holders of Shares who are non-residents of Switzerland will only be subject to Swiss withholding or other taxes under Swiss law as described in the Offering Documents.

6.16	This Agreement has been and any amendments to this Agreement will be duly authorized and executed by the Company and this Agreement constitutes, and any amendments to this Agreement when so executed will constitute, valid, legally binding and enforceable obligations of the Company enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of Swiss law (including rules on the abuse of rights (Rechtsmissbrauch)). No further authorisation by any corporate action of the Company is required in connection with the execution, delivery and performance of this Agreement, or the Step-Up Supplement, when signed and the consummation of the transactions herein and therein contemplated.

6.17	No action is required to be taken and no step is required to be taken or done (including without limitation the obtaining of any consent, approval, authorization, license, order, registration or qualification of or with any court or governmental agency or body or the making of any filing or registration) by the Company for the allocation, issue, offering, sale and transfer of the Purchase Rights and the Offered Shares except for those which have been, or will on or prior to the First Trading Date be, obtained and are, or will on the First Trading Date be, in full force and effect.

6.18	The execution and delivery of this Agreement, the offering, issue and sale of the Purchase Rights and the Offered Shares, and compliance with the terms of this Agreement do not and will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, (i) the constituting documents of the Company or (ii) any agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries are bound, or infringe any existing applicable law or order of any other governmental agency or body or court having jurisdiction over any member of the Group or any of their respective properties, except, in the case of (ii), for any conflicts, breaches or defaults that would not constitute a Material Adverse Effect.

6.19	Except as to be disclosed in the Offering Documents, no stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding, value added or other taxes (but excluding any brokerage fee and any income tax on capital gains from the sale of the Offered Shares and any tax on or determined by reference to the income of any Manager that is subject to tax on a net income basis) are payable by or on behalf of the Managers to any Swiss tax authorities or
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between UBS AG and the Managers named herein
any political subdivisions or taxing authority thereof or therein in connection with (i) the issuance of the Offered Shares, (ii) the execution and delivery of this Agreement or the Step-up Supplement, and (iii) the sale and delivery of the Offered Shares in the manner contemplated in the Offering Documents.

All tax returns (including tax refund requests) required to be filed pursuant to applicable law prior to the Closing Date by or with respect to the Company and any of its Subsidiaries for all taxable periods ending on or before the Closing Date have been or will be timely filed, and all taxes due pursuant to such tax returns, or which have been assessed by the competent tax authorities with respect to such tax returns, except tax deficiencies that the Company or any of its Subsidiaries are contesting in good faith, have been timely paid, fully reserved against or will be paid no later than at the Closing Date, except where the occurrence of such event would not constitute a Material Adverse Effect.

6.20	The Company and the Group taken as a whole maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with International Financial Reporting Standards and to maintain accountability for assets, and (iii) the recorded accounting entry for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

6.21	The Company and the Group have sufficient regulatory capital in accordance with applicable statutory minimum requirements imposed under the Swiss Federal Banking Act and implementing ordinances.

6.22	The Company and the Group have implemented and use procedures (including without limitation the use of third party advisers) in a manner which the Company reasonably believes is prudent to monitor, review, calculate, assess and estimate the sufficiency of its and the Group’s reserves in the light of all circumstances.

The Company and the Group calculates, reviews, assesses and estimates the regulatory capital requirements of the Company and other regulated Group companies in a manner reasonably designed to comply with all current applicable statutory requirements and its methodology in relation to its risk based capital position and requirements is, in light of all the circumstances, fair and in accordance with principles and assumptions which it reasonably believes are prudent.
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6.23	The description in the Offering Documents of the accounting policies which have been adopted in preparing the financial statements of the Company will be true and not misleading.

6.24	Ernst & Young Ltd, Basel, who have audited the financial statements of the Company and the Group as at and for the years ended 31 December 2007, 2006 and 2005 are independent public accountants in accordance with the applicable provisions of the Swiss law and accounting regulation and as required by the Securities Act and by the rules of the U.S. Public Company Accounting Oversight Board with respect to the Company.

6.25	The consolidated financial statements of the Group as a whole for the years ended 31 December 2007, 2006 and 2005 as set forth in (or incorporated by reference into) the Offering Documents are prepared in accordance with International Financial Reporting Standards applied on a consistent basis throughout the periods involved (except as otherwise noted therein), and, on the date as of which they are made, present a true and fair view of the financial position of the Group as a whole as at the dates, and the results of operations and changes in financial position of the Group for the periods, in respect of which they were prepared and since 31 December 2007 there has been no change which would constitute a Material Adverse Effect, except as disclosed in the Offering Documents. Notwithstanding anything to the contrary in art. 6.1, the Parties understand and agree that the restatements of the financial information of the Company or the Group made as a result of any changes in applicable accounting principles or presentation, as announced in the Annual Report, do not constitute a Material Adverse Effect.

6.26	The reviewed interim financial statements of the Group prepared as at and for the period ended 31 March 2008 as set forth in (or incorporated by reference into) the Offering Documents will be and are prepared in accordance with International Financial Reporting Standards applied on a consistent basis throughout the periods involved (except as otherwise noted therein), and, on the date as of which they will be or are made, present a true and fair view of the financial position of the Group as a whole as at the dates, and the results of operations and changes in financial position of the Group for the periods, in respect of which they were prepared. Notwithstanding anything to the contrary in art. 6.1, the Parties understand and agree that the restatements of the financial information of the Company or the Group made as a result of any changes in applicable accounting principles or presentation, as announced in the Annual Report, do not constitute a Material Adverse Effect.

6.27	The non-consolidated financial statements of the Company for the three years ended 31 December 2005, 2006 and 2007 to be set forth in (or incorporated by
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reference into) the Offering Documents have been prepared in accordance with accounting principles pursuant to the relevant laws of Switzerland consistently applied, and, on the date as of which they are made, are complete and correct as at the dates, and for the periods in respect of which they have been prepared and since 31 December 2007 there has been no change which would constitute a Material Adverse Effect, except as disclosed in the Offering Documents.

6.28	Except as will be described in the Offering Documents, there are no legal, governmental, regulatory, tax, civil, arbitration or other actions, suits or proceedings pending against the Company or any Subsidiary or any of their respective properties, which could reasonably be expected to have a Material Adverse Effect, or would in the aggregate materially and adversely affect the ability of the Company to perform its obligations under this Agreement; and, to the best of the Company’s knowledge, no such actions, suits or proceedings are threatened in writing.

6.29	To the extent required under IAS 24, the Offering Documents contain or will contain all information concerning any actual or potential conflicts of interest between the Company and any related parties (as that term is understood pursuant to IAS 24).

All transactions of the Company with any of its current directors, officers, employees or significant shareholders have been conducted at arm’s length, and have been approved by all necessary corporate resolutions to make such transactions valid under applicable law.

6.30	Except as will be described in the Offering Documents or as would be immaterial in the context of the Offering, there are no agreements binding on or entered into by the Company or any of its Subsidiaries (i) that are made at terms other than arm’s length, (ii) with any shareholders holding a record or beneficial ownership of 3 % or more of the Company that are in effect or have been in effect since 1 January 2008, (iii) that provide for off-balance sheet accounting treatment or that provide for a different accounting classification to that required by applicable accounting rules, of ordinary course transactions which are still in force, or (iv) that are otherwise outside of the ordinary course of business.

6.31	Except as would not constitute a Material Adverse Effect and as would be disclosed in the Offering Documents, the Company and each Subsidiary have good and marketable title to all real properties and good and marketable title to all such other properties and assets owned by them, in each case free from all liens, encumbrances and defects; except in circumstances which would not constitute a Material Adverse Effect and except as disclosed in the Offering Documents, the Company and each Subsidiary hold all their leased real or personal property
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under valid and enforceable leases with no exceptions that would interfere with the use made or to be made thereof by them.

6.32	Except as disclosed in the Offering Documents, the Company and each Subsidiary (i) owns, possesses, or has the right to use all patents, patent rights, licenses, inventions, copyrights, trademarks, service marks, domain names, trade names and know-how and similar intellectual property rights (including rights to information technology) necessary to conduct its business, (ii) neither the Company nor any of its Subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing and (iii) to the knowledge of the Company no third party has interfered with, infringed upon, misappropriated or violated any intellectual property rights lawfully owned or used by the Company or any of its Subsidiaries, except, in the case of each of clauses (i), (ii) and (iii), as would not have a Material Adverse Effect.

6.33	The Company and the Group are insured (including through self-insurance) against such losses and risks and in such amounts as are prudent in the business in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring the Company and the Group and their employees, officers and directors are in full force and effect, and the Company and its Subsidiaries are in compliance with the terms of such policies and instruments; there are no material claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause, except in each case, as which would not constitute a Material Adverse Effect.

6.34	Except as will be disclosed in the Offering Documents, no labor dispute with the employees of the Company or any of its Subsidiaries exists or is threatened or imminent, except in circumstances which would not constitute a Material Adverse Effect.

6.35	Except as will be disclosed in the Offering Documents, all social security, pension fund or similar payments (the Benefit Plans) due by the Group taken as a whole in favor of their employees have been fully paid or provisioned in the relevant financial statements, to the extent required by IAS 19, and the Group taken as a whole has no material unfunded liabilities with respect to the Benefit Plans which are not reflected in the Offering Documents, unless such liabilities would not constitute a Material Adverse Effect.

6.36	Except as will be disclosed in the Offering Documents, the Group taken as a whole is in compliance with all applicable competition and anti-trust laws, rules and regulations in all jurisdictions where the Group taken as a whole is, directly or indirectly, active on the market, except where non-compliance with such laws,
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between UBS AG and the Managers named herein
rules or regulations would not constitute a Material Adverse Effect, and the Group taken as a whole neither has been nor is engaged in any illegal anti-competitive practices, and no respective court action or administrative proceedings have been brought or to the best knowledge of the Company threatened in writing against the Company or any of its Subsidiaries, except where such illegal practices or court action or proceedings would not constitute a Material Adverse Effect and except as set forth in the Offering Documents.

6.37	The Company and its Subsidiaries have established procedures reasonably designed to ensure compliance in all material respects with the applicable statutes, statutory regulations and orders regarding money laundering, unlawful financial activities, control and prevention of terrorism or dealing with politically exposed persons (PEP) of all jurisdictions in which they conduct their business, and no action, suit or proceeding by or before any agency involving the Company or any of its Subsidiaries is pending or threatened in writing with respect to such laws, except where such action, suit or proceeding would not constitute a Material Adverse Effect.

6.38	Except as will be disclosed in the Offering Documents, neither the Company nor the Group has sustained a Material Adverse Effect.

6.39	Except as provided in this Agreement, the Company has not taken, directly or indirectly, any action that is designed to or that constitutes, or that might reasonably be expected to cause or result in, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Purchase Rights or the Offered Shares or which could otherwise be deemed a violation of applicable rules and regulations regarding stabilization, buy-back programs and market manipulation.

6.40	The Company has not offered and will not offer, without the prior written consent of the Joint Global Coordinators, the Purchase Rights or the Offered Shares in any jurisdiction other than the Federal Republic of Germany, the United Kingdom and other member states of the EEA as determined by the Company following consultation with and agreement of the Joint Global Coordinators in circumstances which would require the preparation or registration of any further offering document relating to the Purchase Rights or the Offered Shares in such jurisdiction, in particular where the Company would be required to do so under the EU Directive 2003/71 concerning prospectuses to be published when securities are offered to the public or admitted to trading (the Prospectus Directive) or any legislation, regulation or other measure implementing the Prospectus Directive.

6.41	None of the issue and sale of the Offered Shares, the Purchase Rights, the execution and performance of this Agreement, the use of the proceeds from the
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between UBS AG and the Managers named herein
Offering, or the consummation of any other transaction contemplated hereby or the fulfillment of the terms hereof will result in a violation by the Company or any member of the Group of any of the U.S. sanctions issued under the authority of the Trading With the Enemy Act, the International Emergency Economic Powers Act, the United Nations Participation Act, or the Leave no Child Behind Act, as amended.

6.42	Neither the Company nor any of its Subsidiaries nor to the Company’s knowledge any director, officer or employee of the Company or any of its Subsidiaries (i) has violated any regulation of any jurisdiction in which the Company or such Subsidiary conducts business relating to corruption or bribery of officials except in circumstances where such violation would not constitute a Material Adverse Effect, (ii) has knowledge that it or they, or anyone acting on its behalf, has violated or breached (aa) the U.S. Foreign Corrupt Practices Act of 1977, as amended (the FCPA), or (bb) any other equivalent anti-corruption laws, to the extent the FCPA or any such equivalent laws apply to the Company or such Subsidiaries except in circumstances where such violation would not constitute a Material Adverse Effect, or (iii) is controlled by a person targeted by any of the economic sanctions of the Swiss Confederation or of the United States administered by the United States Treasury Department’s Office of Foreign Assets Control.

6.43	None of the Company, any of its Subsidiaries that is a “significant subsidiary” as defined in the financial statements of the Company (each a Significant Subsidiary) or, to the knowledge of the Company, any director, officer, agent or employee of the Company or any of its Significant Subsidiaries is an individual or entity (Person) that is currently the subject of any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (OFAC) nor is located, organized or resident in a country or territory that is the subject of OFAC administered sanctions; and the Company will not directly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of or with any person currently subject of any U.S. sanctions administered by OFAC or located in any country or territory that, at the time of such financing, is the subject of sanctions administered by OFAC.

6.44	The Company is not, and after giving effect to the offer and sale of the Purchase Rights and/or the Offered Shares contemplated herein and the application of the net proceeds therefrom as described in the Offering Documents will not be, required to register as an investment company under the U.S. Investment Company Act of 1940 as amended (the Investment Company Act).
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6.45	The Company is not, and does not intend to become, and as a result of the receipt and application of the proceeds of the sale of the Offered Shares contemplated hereby will not become, a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986 and the regulations promulgated thereunder.

6.46	(A) At the time of filing the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Securities Act (whether such amendment is by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus) and (C) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Securities Act) made any offer relating to the Offered Shares in reliance on the exemption of Rule 163 under the Securities Act, the Company will be a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act; and (ii) at the earliest time after the filing of the Registration Statement that the Company or another offering participant makes a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Shares, the Company will not be an “ineligible issuer” as defined in Rule 405 under the Securities Act.

6.47	Neither the Company, nor any of its Subsidiaries, nor any of its affiliates (as defined in Rule 405 under the Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares; provided, however, that the Company is not responsible for any violation of this art. 6.47 as result of the stabilization activities by the Joint Global Coordinators.

6.48	Neither the Company, nor any of its Subsidiaries, nor any person acting with its or their authority on its or their behalf (other than the Managers), has directly or indirectly made offers or sales of any security, or solicited offers to buy any security, under circumstances that would require the registration of the Purchase Rights and/or the Offered Shares under the securities laws of any country other than Switzerland, the Federal Republic of Germany and the United States.

7	Representations, Warranties and Undertakings by the Managers

Each of the Managers, severally but not jointly, represents and agrees that:

7.1	All allocations made in the Global Offering shall be subject to the restrictions set forth in art. 1.12.
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7.2	In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive other than Federal Republic of Germany, the United Kingdom and other member states of the EEA as determined by the Company following consultation with and agreement by the Joint Global Coordinators (each, a Relevant Member State) each Manager represents and warrants that it has not made and will not make an offer to the public of Offered Shares in that Relevant Member State except that it may make an offer to the public in that Relevant Member State of any Offered Shares at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:
7.2.1	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

7.2.2	to any legal entity which has two or more of (i) an average of at least 250 employees during the last financial year; (ii) a total balance sheet of more than €43,000,000 and (iii) an annual net turnover of more than €50,000,000, as shown in its last (or, in Sweden, its last two) annual or consolidated accounts;

7.2.3	to legal or natural persons who have expressly requested pursuant to art. 2(1)(e)(iv) of the Prospectus Directive (and any relevant implementing measures in a Relevant Member State) to be considered as a qualified investor and which have satisfied at least two for the criteria set out in art. 2(2) of the Prospectus Directive (and any requirements of any relevant implementing measures in a Relevant Member States); or

7.2.4	in any other circumstances falling within art. 3(2) of the Prospectus Directive, provided that no such offer of Offered Shares shall result in a requirement for the publication by the Company or any Manager of a prospectus pursuant to art. 3 of the Prospectus Directive.
For the purposes of this provision, the expression “an offer to the public” in relation to Offered Shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any Offered Shares to be offered so as to enable an investor to decide to purchase any Offered Shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, and the expression Prospectus Directive means Directive
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2003/71/EC and includes any relevant implementing measure in each Relevant Member State.
7.3	Each of the Managers acknowledges that no action has been or will be taken in any jurisdiction other than Switzerland, the Federal Republic of Germany, United Kingdom, any other member states of the EEA as determined by the Company following consultation with and agreement by the Joint Global Coordinators and the U.S.A. that would constitute a public offering of the Offered Shares. Each of the Managers represents and agrees that it and each of its affiliates has adopted and will adopt procedures customary in international equity offerings to comply with applicable securities laws and regulations in each jurisdiction in which it offers, sells or delivers Offered Shares or has in its possession or distributes any Offering Document or any other offering material relating to the subscription, offer, sale and delivery of the Offered Shares.

7.4	Each of the Managers represents and warrants that no action has been or, prior to the Business Day following publication of the European Prospectus upon approval thereof by the BaFin, will be taken by any of the Managers that would constitute a public offering of the Offered Shares or the Adjusted Offered Shares in Switzerland, the Federal Republic of Germany or United Kingdom.

7.5	Each of the Managers represents and agrees that it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the UK Financial Services and Markets Act 2000 (FSMA)) received by it in connection with the issue or sale of the Purchase Rights or the Shares in circumstances in which section 21(1) of the FSMA does not apply to the Company.

7.6	Each of the Managers represents and agrees that it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Purchase Rights or the Shares in, from or otherwise involving the United Kingdom.

7.7	Except for information in the public domain, until the date three Business Days after the Closing Date, none of the Managers will issue any press releases or make any other public disclosure relating to the Offering without the prior approval of the Company.

7.8	From the date of this Agreement, none of the Managers will enter or cause any of its affiliates to enter into any transaction involving Shares or derivatives relating to Shares (other than sector or market index derivatives, provided that the weighting of the Shares of any such index does not exceed 33%) intended to directly or
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indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with the underwriting commitment of any such Manager without the prior consultation with and agreement by the Company, which agreement shall not be unreasonably withheld; provided, however, that the foregoing shall not restrict (i) any hedging activities undertaken by the Managers to achieve a market-neutral position in relation to Purchase Rights and Shares accumulated during the subscription period, or (ii) agency transactions in the Purchase Rights or Shares pursuant to client instructions. Any such transactions shall only be undertaken in compliance with applicable securities laws and regulations.

8	Undertakings

The Company undertakes with the Managers, as follows:

8.1	The Company shall in the Rights Offering issue customary instructions to the banks reflecting the selling restrictions set out in the Offering Documents.

8.2	For a period from the date of this Agreement to the date 180 days after the Closing Date it will not issue, offer or sell, or otherwise dispose of, any shares of the Company or other securities convertible or exchangeable into shares of the Company or representing rights to subscribe for shares of the Company or enter into a transaction with similar economic effect (excluding, for the avoidance of doubt, the issuance of any hybrid debt securities by the Company) without the prior written consent of the Joint Global Coordinators, which such consent shall not be unreasonably withheld or delayed, except (i) in relation to the issuance of options or Shares out of conditional capital (bedingtes Kapital) or out of treasury, whether existing or created at the AGM, for (aa) options to be granted to employees, or (bb) Shares to be issued directly or upon exercise of options granted to employees according to stock option plans or participation plans as described in the Offering Documents, (ii) in relation to issuances of shares pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options outstanding on the date hereof, (iii) sales of treasury shares (or derivative transactions directly related thereto) carried out in a manner consistent with the Company’s normal treasury activity, (iv) in relation to the stock dividend referred to in preamble B of this Agreement, (v) market making, hedging and brokerage activities in the ordinary course of trading, and (vi) the creation (but not the use) of conditional capital as proposed to the AGM except in connection with convertible or exchangeable securities or the exercise of warrants or options referred to in clause (ii) above and (vii) a potential sale of Purchase Rights in the Offering.
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8.3	The Company will furnish to the Managers and to their counsel without charge as many copies of the Offering Documents and any amendments and supplements thereto as they may reasonably request.

8.4	Except as required by applicable law or stock exchange regulation, and subject to Clause 8.5, the Company will not amend or supplement the Offering Documents without first consulting the Joint Global Coordinators and having received its prior written consent, such consent not to be unreasonably withheld.

8.5	If at any time prior to the later of the Closing Date and the termination of the public offering (vor dem endgültigen Schluss des öffentlichen Angebots) within the meaning of § 16 of the German Securities Prospectus Act (Wertpapierprospektgesetz), any event shall have occurred as a result of which it is necessary to amend or supplement the Offering Documents in order to ensure that (A) the European Prospectus, as then amended or supplemented, (i) reflects any important new event which might influence the assessment of the Purchase Rights or the Offered Shares (wichtiger neuer Umstand, der die Beurteilung der Wertpapiere beeinflussen könnte), and (ii) does not contain any untrue statement of, or omit to state, a fact which is material for the assessment of the Purchase Rights or the Offered Shares (keine unrichtigen Angaben enthält, welche für die Beurteilung der Wertpapiere wesentlich sind, und in Bezug auf solche Angaben nicht unvollständig ist), both within the meaning of § 13 of the German Securities Sales Prospectus Act (Verkaufsprospektgesetz) and § 44 of the German Stock Exchange Act (Börsengesetz), and (B) the U.S. Prospectus does not include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will notify the Joint Global Coordinators and, upon request from the Joint Global Coordinators, will prepare and furnish without charge to the Managers as many copies as the Joint Global Coordinators may, from time to time, reasonably request of the amended Offering Documents or a supplement to the Offering Documents which will correct such statement or omission, but neither the Joint Global Coordinators’ consent to, nor the delivery of, any such amended Offering Documents or supplement thereto shall constitute a waiver of any of the provisions hereof. With respect to any amendment or supplement to (i) the European Prospectus, the Company shall file such amendment or supplement with the BaFin and, following its approval, publish such amendment or supplement in accordance with applicable laws and regulations and (ii) the U.S. Prospectus, the Company shall file any such amendment of supplement in accordance with the applicable rules and regulations of the Securities Act.

8.6	The Company will pay (i) any stamp, issue, registration, or other taxes and duties, including interest and penalties, payable on or in connection with the issue,
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subscription, offer and sale of the Purchase Rights and the Offered Shares to the initial purchasers or the Managers as contemplated in this Agreement (but not, for the avoidance of doubt, any taxes in connection with subsequent sales); and (ii) in addition to any amount payable by it under this Agreement, any value added, turnover or similar tax payable in respect of that amount or any other amount payable by the Company under this Agreement (any references in this Agreement to any such amount shall be deemed to include any such taxes so payable in addition to it).

8.7	The Company will not become a passive foreign investment company within the meaning of art. 1297 of the U.S. Internal Revenue Code of 1986 at any time before 1 January 2010.

8.8	The Company will not, other than as set out in the Offering Documents, take any action prior to completion of the distribution of the Purchase Rights or the Offered Shares that will constitute or permit an offering or sale of Purchase Rights or Offered Shares, or possession or distribution of the Offering Documents or any amendment or supplement thereto, or possession or distribution of any other offering materials, in any country or jurisdiction other than in Switzerland, the U.S.A., the Federal Republic of Germany, the United Kingdom or other member states of the EEA as determined by the Company following consultation with and agreement by the Joint Global Coordinators, where action for that purpose is required.

8.9	The Company will arrange for the qualification of the Offered Shares and the Purchase Rights for offer and sale and delivery by the Managers through their respective affiliates or agents under the laws of such states of the U.S.A. or other jurisdictions as the Managers may designate and shall maintain such qualifications in effect so long as required for the sale of the Offered Shares; provided, however, that, in connection therewith, the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. The Company will immediately advise the Joint Global Coordinators of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Shares, for sale in any jurisdiction or the initiation or threatening of any proceedings for such purposes.

8.10	Neither the Company nor any of its Subsidiaries, nor any person acting on its or their behalf, will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result in stabilization in violation of applicable law or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offered Shares or the Purchase Rights.
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between UBS AG and the Managers named herein
8.11	The Company will use its best efforts to do anything reasonably necessary or required to complete the Capital Increase and to have the Purchase Rights admitted to trading on the EU Regulated Market Segment of SWX Europe (unless otherwise agreed among the Company and the Joint Global Coordinators) and the NYSE and to have the Offered Shares (1) admitted to listing on the SWX Swiss Exchange and admitted to the trading on the EU Regulated Market Segment of SWX Europe and (2) listed on the NYSE.

8.12	The Company will file drafts of the Original European Prospectus with the BaFin and will use its best efforts do anything reasonably necessary or required to have the Original European Prospectus approved (gebilligt) on or about 23 May 2008.

8.13	The Company undertakes to use the net proceeds from the Offering as set forth in the Offering Documents.

8.14	The Company will comply with the requirements of Rule 424(b) under the Securities Act and will notify the Joint Global Coordinators immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amended U.S. Prospectus shall have been filed, (ii) of any request by the SEC for any amendment or supplement to the Registration Statement, the U.S. Prospectus or any permitted free writing prospectus or for additional information with respect thereto and (iii) or any notice of institution of proceedings for, or the issuance of the SEC of, any stop order suspending the use of the U.S. Prospectus, the Final U.S. Prospectus or any permitted free writing prospectus or of the suspension of the qualification of the Offered Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceeding for any of such purposes. The Company will make reasonable efforts to prevent the issuance of any stop order and, if any stop order is used, to obtain the lifting thereof at the earliest possible moment.

8.15	During the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with any sale of Offered Shares, the Company will give the Joint Global Coordinators notice of its intention to file or prepare any amendment or supplement to the Registration Statement or the U.S. Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Joint Global Coordinators with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Joint Global Coordinators or counsel for the Managers shall reasonably object.

8.16	The Company has furnished or will deliver to the Joint Global Coordinators and counsel for the Managers, without charge, conformed copies of the Registration
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Statement as originally filed and of each amendment thereto (including exhibits filed therewith and documents incorporated or deemed to be incorporated by reference therein) and conformed copies of all consents and certificates of experts, and will also deliver to the Joint Global Coordinators upon request, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits and documents incorporated by reference) for each of the Managers.

8.17	The Company will furnish to each Manager, without charge, during the period when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of Offered Shares, such number of copies of the U.S. Prospectus (as amended), and documents incorporated by reference therein, as such Manager may reasonably request. In case any Manager is required to deliver a prospectus (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with the sale of the Offered Shares after the nine-month period referred to in Section 10(a)(3) of the Securities Act, or after the time a post-effective amendment to the Registration Statement is required pursuant to Item 512(a) of Regulation S-K under the Securities Act, the Company will prepare, at its expense, promptly upon request, such amendment or amendments to the Registration Statement and the U.S. Prospectus as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Securities Act or Item 512(a) of Regulation S-K under the Securities Act, as the case may be.

8.18	The Company will comply with the Securities Act and the Exchange Act with respect to the Offering so as to permit the completion of the distribution of the Offered Shares as contemplated in this Agreement and in the U.S. Prospectus. If at any time when a prospectus is required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) in connection with sales of the Offered Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Managers or for the Company, to amend the Registration Statement or amend the U.S. Prospectus (as then amended or supplemented) in order that the U.S. Prospectus (as then amended or supplemented) will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend the U.S. Prospectus (as then amended or supplemented) in order to comply with the requirements of the Securities Act, the Company will promptly prepare and file with the SEC such amendment or amendments or supplements as may be necessary to correct such statement or
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omission or to make the Registration Statement or the U.S. Prospectus comply with such requirements, and the Company will furnish to the Managers such number of copies of such amendment as the Managers may reasonably request.

8.19	The Company will prepare a final term sheet and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such Rule. The Company will comply with Rule 433(g) under the Securities Act.

8.20	The Company will timely file such reports pursuant to the Exchange Act as are necessary in order to make generally available to their security holders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the Securities Act.

8.21	The Company will pay the fees applicable to the Registration Statement in connection with the Offering within the time required by Rule 456 under the Securities Act (without reliance on subsection (b)(1)(i) thereof) and in compliance with Rule 456(r) under the Securities Act.

9	Expenses

9.1	The Company shall pay or cause to be paid the following (in each case only upon presentation of an invoice):
9.1.1	all expenses in connection with the preparation, printing, filing and approval of the Offering Documents, listing publications and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Managers;

9.1.2	such expenses and listing fees as required in connection with the listing of the Offered Shares on (i) the SWX Swiss Exchange (including fees relating to the exercising and trading of the Purchase Rights on the EU Regulated Market Segment of SWX Europe), and (ii) the NYSE (including fees relating to the trading of purchase rights on the NYSE);

9.1.3	the fees and expenses of the Company’s own outside legal counsel, financial and other advisers in connection with the transactions contemplated herein;

9.1.4	the fees and expenses of the Company’s independent accountants in connection with certain confirmations and other reports given by them in connection with the preparation of the Offering Documents and the Offering; and
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9.1.5	all other costs and expenses incident to the performance of the Company’s obligations hereunder.
9.2	The fees and expenses which are payable to the Managers shall be paid as invoiced by the Joint Global Coordinators from time to time. The Joint Global Coordinators, acting on behalf of the Managers, are authorized to set-off the total amount of such expenses invoiced at that time from the Aggregate Offering Price and invoice the remaining amounts to the Company at a later time.

9.3	The Joint Global Coordinators, acting on behalf of the Managers, shall pay or cause to be paid all costs and expenses incident to the performance by the Managers of their obligations hereunder, unless otherwise set forth in art. 9.1.

10	Offering Fee

In consideration of the obligations undertaken herein by the Managers, the Company covenants and agrees with the Managers that, in addition to its other obligations hereunder, it will pay or cause to be paid to the Joint Global Coordinators:
(a)	an underwriting fee of 140 basis points on the Aggregate Issue Price or, if adjusted, the Aggregate Adjusted Issue Price (the Underwriting Fee); and

(b)	an additional fee of up to 25 basis points on the Aggregate Adjusted Issue Price payable at the sole discretion of the Company to one, several, or all Managers as determined by the Company no later than the Closing Date.
The Underwriting Fee and the Incentive Fee together shall be referred to in this Agreement as the Offering Fee. The Joint Global Coordinators shall pass the Offering Fee, after deduction of (A) expenses and costs incurred by the Joint Global Coordinators in connection with the Offering, (B) a sub-underwriting fee of 100 basis points payable to any Sub-Underwriters retained pursuant to the first paragraph of art. 1.7, and (C) an underwriting fee of 100 basis points net of pro rata expenses payable to any Co-Managers retained pursuant to the second paragraph of art. 1.7, on to the Joint Bookrunners pro rata to their revised underwriting commitments as the case may be. Sub-underwriting fees shall be paid by the Joint Global Coordinators directly to the retained Sub-Underwriters.

11	Conditions Precedent

11.1	The obligations of the Managers are subject to the following conditions precedent:
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11.1.1	There will have been delivered to the Joint Global Coordinators on behalf of the Managers on the date of its publication, two copies of the Original European Prospectus and on the date of its execution, the Final Term Sheet, each duly signed by the Company.

11.1.2	The Registration Statement filed by the Company on Form F-3 and any Rule 462(b) Registration Statement required to be filed under the Securities Act prior to the sale of the Offered Shares shall have been filed and shall have become effective; and at the time of purchase, no stop order of the SEC preventing or suspending the use of the U.S. Prospectus, the Final U.S. Prospectus, or any Issuer Free Writing Prospectus, or the effectiveness of the Registration Statement, shall have been issued under the Securities Act and no proceedings for that purpose initiated or threatened by the SEC, and any request on the part of the SEC for additional information shall have been complied with to the reasonable satisfaction of counsel to the Managers.

11.1.3	On the dates of the Original European Prospectus, the Final Term Sheet and the Closing Date, there shall have been delivered to the Joint Global Coordinators, on behalf of the Managers, comfort letters from Ernst & Young, auditors to the Company, each in form and substance satisfactory to the Joint Global Coordinators. On the date of the Final U.S. Prospectus and on the Closing Date there shall have been delivered to the Joint Global Coordinators, on behalf of the Managers, U.S. comfort letters from Ernst & Young, auditors to the Company, each in form and substance satisfactory to the Joint Global Coordinators.

11.1.4	On the date of this Agreement, the date of the Original European Prospectus, the date of the Final Term Sheet, and the Closing Date there shall have been delivered to the Joint Global Coordinators, on behalf of the Managers, an officer’s certificate of the Company in the form of Annex 11.1.4, signed by (i) any the Chief Executive Officer, the Chief Financial Officer or the Group General Counsel and (ii) a further authorized signatory of the Company.

11.1.5	On and dated the date of this Agreement, there shall have been delivered to the Joint Global Coordinators, each in form and substance satisfactory to the Joint Global Coordinators, on behalf of the Managers (i) a legal opinion from Homburger AG, special Swiss counsel to the Company, and (ii) a legal opinion from Bär & Karrer AG, special Swiss counsel to the Managers.

11.1.6	On the date of the Original European Prospectus, the date of the Final Term Sheet and the Closing Date there shall have been delivered to the
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Joint Global Coordinators, on behalf of the Managers, each in form and substance satisfactory to the Joint Global Coordinators, (i) a legal opinion from Homburger AG, special Swiss counsel to the Company, and (ii) a legal opinion from Bär & Karrer AG, special Swiss counsel to the Managers.

11.1.7	On the dates of the Original European Prospectus, the Final Term Sheet and the Closing Date there shall have been delivered to the Joint Global Coordinators, on behalf of the Managers, each in form and substance satisfactory to the Joint Global Coordinators, a German disclosure letter from Sullivan & Cromwell LLP, special international counsel to the Company, and (ii) a U.S. disclosure letter from Davis Polk & Wardwell, special U.S. counsel to the Managers.

11.1.8	On the date of the U.S. Prospectus, the date of the Final U.S. Prospectus and on the Closing Date there shall have been delivered to the Joint Global Coordinators, each in form and substance satisfactory to the Joint Global Coordinators, (i) a U.S. disclosure letter and U.S. legal opinion from Sullivan & Cromwell LLP, special international counsel to the Company, and (ii) a U.S. disclosure letter and U.S. legal opinion from Davis Polk & Wardwell, special U.S. counsel to the Managers.

11.1.9	As of the date of this Agreement, the date of the Original European Prospectus and U.S. Prospectus, the date of the Final Term Sheet and the Closing Date, (i) the representations and warranties of the Company are accurate and correct at, and as if made on, such date and (ii) the Company will have performed all of its respective obligations hereunder to be performed on or by such date.

11.1.10	The Company shall have provided the Joint Global Coordinators and the Admission Board of the SWX Swiss Exchange, with a copy to Bär & Karrer AG, at the latest on the day before the First Trading Date with two copies of certified extracts from the Commercial Registers of the Cantons of Zurich and Basel-City referring to the Company dated the day of the registration of the Capital Increase (Tagebuchauszug) and referred to in art. 1.10.1 herein.

11.1.11	The Original European Prospectus shall have been filed with, and approved by, the BaFin and any authorities being competent under German law within any applicable time period prescribed for any such filing by such applicable law, rules and regulations, and any action required to be taken in order for the Original European Prospectus to become effective for use in the Offering shall have been taken.
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between UBS AG and the Managers named herein
11.1.12	The SWX Swiss Exchange shall have admitted the Purchase Rights to trading on the EU Regulated Market Segment of SWX Europe (unless otherwise agreed among the Company and the Joint Global Coordinators) prior to the Purchase Rights First Trading Date.

11.1.13	The SWX Swiss Exchange shall have listed the Offered Shares on the SWX Swiss Exchange for trading on the EU Regulated Market Segment of SWX Europe effective as of the First Trading Date.

11.1.14	The NYSE shall have listed the Offered Shares effective on or around the First Trading Date.

11.1.15	All approvals and filings necessary for the Offering and this Agreement under applicable law (including any required waiver of the mandatory bid obligation for Swiss listed companies) where the failure to obtain such approval or make such filing (i) would constitute a Material Adverse Effect or (ii) would materially impair the ability of the Managers to perform their obligations hereunder shall have been granted by or made with the competent authorities, shall remain valid and shall not have been suspended or revoked; and no event or circumstance shall have arisen which could reasonably be expected to result in any such approvals to be suspended or revoked. For purposes of this art. 11.1.15, the Company and the Joint Bookrunners shall agree on a list of regulatory approvals and filings which are subject to the condition precedent set forth in this art. 11.1.15 on or by 11 April 2008.
11.2	Upon Closing of the Offering, the Managers shall be deemed to have waived any unfulfilled conditions precedent, and shall thereafter no longer have the right to claim non-fulfilment of such conditions precedent.

11.3	The Joint Global Coordinators, acting on behalf of the Managers, may in its discretion waive compliance with the whole or any part of this art. 11, provided that any such waiver shall not constitute a waiver by the Joint Global Coordinators, acting on behalf of the Managers of any other breach, failure or event hereunder and shall be without prejudice to the Joint Global Coordinators’ right to elect to treat any further or other breach, failure or event referred to in art. 13 as releasing and discharging the Joint Global Coordinators under art. 13 from its obligations to purchase Offered Shares.

12	Indemnification

12.1	The Company will indemnify each Manager and any of its respective advisers, directors, officers, employees, and affiliates and any U.S. persons who control a
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Manager for the purposes of art. 15 of the Securities Act or art. 20 of the Exchange Act or any other person or entity that controls, is controlled by or is under common control with a Manager (each a Manager Indemnified Party) against any losses, claims, damages or liabilities, to which any Manager Indemnified Party becomes subject, under Swiss or any other law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon
12.1.1	any untrue statement or alleged untrue statement of a material fact contained in any Offering Document;

12.1.2	the omission or alleged omission to state in any Offering Document a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading;

12.1.3	an untrue statement or alleged untrue statement of a material fact made in any other materials or communications prepared or published or made by or under the direction of the Company in connection with the Offering, including without limitation information to shareholders of the Company, any brochures, any press materials and any advertisements made by or on behalf of the Company, and any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act (collectively, the Information Materials); or

12.1.4	any actual breach, or breach alleged by a third party, of the Company’s respective representations, warranties and undertakings or obligations under this Agreement;
and will reimburse any Manager Indemnified Party for any legal and other expenses reasonably incurred by the Manager Indemnified Party in connection with defending any respective claim, damage, liability or action as such expenses are incurred, provided, however, that no obligation to indemnify shall exist to the extent any untrue statement of material fact or omission to state a material fact in any Offering Document or in any of the Information Materials has been made in reliance upon and in conformity with written information relating to such Manager furnished to the Company by any Manager expressly for use therein. The obligations of the Company under this art. 12 shall be in addition to any liability it may otherwise have.
12.2	If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Manager Indemnified Party, such Manager Indemnified Party shall promptly notify the
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Company in writing, provided that the failure to notify the Company shall not relieve it from any liability that it may have under this art. 12 except to the extent that it has been prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Company shall not relieve it from any liability that it may have to a Manager Indemnified Party otherwise than under this art. 12. If any such proceeding shall be brought or asserted against a Manager Indemnified Party and it shall have notified the Company thereof, the Company shall retain counsel reasonably satisfactory to the Manager Indemnified Party (who shall not, without the consent of the Manager Indemnified Party, be counsel to the Company) to represent the Manager Indemnified Party in such proceeding and shall pay the fees and expenses of such counsel related to such proceedings, as incurred. In any such proceeding, any Manager Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Manager Indemnified Party unless (i) the Company and the Manager Indemnified Party shall have mutually agreed to the contrary; (ii) the Company has failed within a reasonable time to retain counsel reasonably satisfactory to the Manager Indemnified Party; (iii) the Manager Indemnified Party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Company; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Company and the Manager Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Company shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Manager Indemnified Parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Manager, its affiliates, directors and officers and any control person of such Manager shall be designated in writing by the Joint Global Coordinators and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify each Manager Indemnified Party from and against any loss or liability by reason of such settlement or judgment. The Company shall not, without the written consent of the Manager Indemnified Party, effect any settlement of any pending or threatened proceeding in respect of which any Manager Indemnified Party is or could have been a party and indemnification could have been sought hereunder by such Manager Indemnified Party, unless such settlement (x) includes an unconditional release of such Manager Indemnified Party, in, for, from all liability on claims that are the subject matter of such proceeding and (y) does
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not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Manager Indemnified Party.

12.3	If the indemnification provided for in this art. 12 is unavailable or insufficient to hold harmless a Manager Indemnified Party in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then the Company shall contribute to the amount paid or payable by such Manager Indemnified Party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Manager on the other from the offering of the Offered Shares to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Manager Indemnified Party failed to give the notice required under art. 12.2, then the Company shall contribute to such amount paid or payable by such Manager Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Manager on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Manager on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Offered Shares (before deducting expenses) received by the Company bear to the total commissions or discounts received by such Manager from the Company in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading relates to information supplied by the Company on the one hand or by any Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Manager agree that it would not be just and equitable if contribution pursuant to this art. 12.3 were determined by per capita allocation (even if all Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this art. 12.3. The amount paid or payable by a Manager Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this art. 12.3 shall be deemed to include any legal or other expenses reasonably incurred by such Manager Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this art. 12.3, a Manager shall not be required to contribute any amount in excess of the amount by which the total public offering price at which the Offered Shares purchased by or through it were
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sold exceeds the amount of any damages which such Manager has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Managers under this art. 12.3 to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and are not joint.

12.4	The obligations of the Company under this art. 12 shall be in addition to any liability which the Company may otherwise have.

13	Default by a Manager
13.1.1	If, on the Closing Date any Manager defaults on its obligations to purchase the Offered Shares that it has agreed to purchase hereunder on such date, the non-defaulting Managers may in their discretion arrange for the purchase of such Offered Shares by other persons satisfactory to the Company on the terms contained in this Agreement. If, within 36 hours after any such default by any Manager, the non-defaulting Managers do not arrange for the purchase of such Offered Shares, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Managers to purchase such Offered Shares on such terms. If other persons become obligated or agree to purchase the Offered Shares of a defaulting Manager, either the non-defaulting Managers or the Company may postpone the Closing Date for up to five full Business Days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Managers may be necessary in the Offering Documents or in any other documents or arrangements and the Company agrees to promptly prepare any amendment or supplement to the Offering Documents that effects such changes. As used in this Agreement the term “Manager” includes, for all purposes of this Agreement unless the context otherwise requires, any person that, pursuant to this art. 13, purchases Offered Shares that the defaulting Manager agreed but failed to purchase.

13.1.2	If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Manager or Managers by the non-defaulting Managers and the Company as provided in art. 13.1.1, the aggregate number of the Offered Shares that remain unpurchased on the Closing Date does not exceed 15% of the aggregate number of Offered Shares set forth in Annex 1.7B hereto, then the Company shall have the right to
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require each non-defaulting Manager to purchase the number of Offered Shares that such Manager agreed to purchase hereunder on such date plus such Manager’s pro rata share (based on the number of Offered Shares that such Manager agreed to purchase on such date) of the Offered Shares of such defaulting Manager or Managers for which such arrangements have not been made.

13.1.3	If, after giving effect to any arrangements for the purchase of the Offered Shares of a defaulting Managers or Managers by the non-defaulting Managers and the Company as provided for in art. 13.1.1, the aggregate number of Offered Shares that remain unpurchased on the Closing Date exceeds 15% of the aggregate number of Offered Shares set forth in Annex 1.7B hereto, or if the Company shall not exercise the right described in art. 13.1.2, then this Agreement shall terminate without liability on the part of the non-defaulting Managers. Any termination pursuant to this art. 13 shall be without liability on the part of the Company except that the Company will continue to be liable for the payment of expenses as set forth in art.s 9 and 10 hereof and except that the provisions of art. 12 hereof shall not terminate and shall remain in effect.

13.1.4	Nothing contained herein shall relieve a defaulting Manager from any liability it may have to the Company or any non-defaulting Manager for damages caused by its default.

14	Termination

14.1	Notwithstanding anything herein contained, the Joint Bookrunners, acting on behalf of the Managers, by notice to the Company, may jointly terminate this Agreement at any time before the Closing Date in any of the following circumstances:
14.1.1	if any of the conditions precedent set forth in art. 11 has not been satisfied or waived by the Joint Global Coordinators as provided therein; or

14.1.2	if (i) trading generally shall have been suspended or materially limited at any time on or after the date five Business Days before the record date for the Purchase Rights on any of the SWX Swiss Exchange or the EU Regulated Market Segment of SWX Europe or the NYSE, or (ii) trading of the Existing Shares shall have been suspended at any time on or after the date five Business Days before the record date for the Purchase Rights on any of the SWX Swiss Exchange or the EU Regulated Market Segment of SWX Europe or the NYSE (iii) a general moratorium on commercial banking activities in Switzerland, New York or London shall have been declared by either Swiss, United Kingdom, United States Federal or New
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York State authorities, respectively, (iv) there shall have occurred any act of terrorism, outbreak of hostilities or any material adverse change in financial markets or any calamity or crisis or any material adverse change in national or international financial or economic conditions (including material disruptions of the relevant securities settlement systems) and if the effect of any of the events specified in art. 14.1.2(iv) makes it, in the reasonable opinion of the Joint Bookrunners, acting on behalf of the Managers after consultation with the Company, impracticable or inadvisable to market the Offered Shares and proceed with the Offering on the terms and in the manner contemplated in the Offering Documents or drafts thereof;
14.1.3	neither the Company nor any of its subsidiaries shall have sustained since 31 December 2007 (i) any loss or interference with its business from fire, flood, explosion or other calamity, whether or not covered by insurance, or (ii) any court or governmental or regulatory action relating to the delivery of the Offered Shares, or (iii) other than as disclosed in the Offering Documents, any change in the share capital or long-term debt of the Company and its subsidiaries taken as a whole, or (iv) any change or any event reasonably likely to lead to a change which is materially adverse to the general affairs, management, financial position or results of operations of the Company and the Group taken as a whole, and if the effect of any of the events specified in this art. 14.1.3 makes it, in the reasonable opinion of the Joint Bookrunners, acting on behalf of the Managers after consultation with the Company, impracticable or inadvisable to market the Offered Shares and proceed with the Offering on the terms and in the manner contemplated in the Offering Documents or drafts thereof, provided, however, that in view of the current issues the Company is facing in the financial markets, any actual or potential write-downs or losses in value of the Group’s positions in financial instruments of any nature caused directly or indirectly by market developments (such as developments of the ABX index or declines in credit quality or rating downgrades of monoline insurers and other counterparties) shall not give the Managers the right to terminate this Agreement;

14.1.4	the amount of write-downs and losses on financial instruments held by the Group, or the overall results of operations of the Group, that will be disclosed in the reviewed interim financial statements as of 31 March 2008, deviate from the respective amounts disclosed in the Q1 Preliminary Release in a manner that would constitute a Material Adverse Effect, provided, however, that no write-downs, losses or results of operations shall be taken into account for determining any such deviation that are caused by market developments as described in art. 14.1.3.
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between UBS AG and the Managers named herein
14.1.5	if with respect to art. 14.1.2(i) and (ii) the trading has been restored and with respect to art. 14.1.2.(iii) the moratorium has been lifted, in each case for one full business day and a second business day until 3.00 p.m. (Swiss time), the Manager’s right to terminate this Agreement, if not already exercised, shall cease until next occurrence of such an event, if any.
14.2	Notwithstanding anything herein contained, the Company may, by notice to the Joint Global Coordinators, terminate this Agreement at any time before the Step-Up Date in circumstances where the Offering no longer seems necessary or advisable to the Company (it being understood that no such termination right shall exist if the Company intends to issue shares, equity-linked securities or hybrid capital in lieu of the Offering or with a syndicate of underwriters that is any different than the Managers).

14.3	Unless otherwise agreed among the Company and the Joint Bookrunners acting jointly on behalf of the Managers, this Agreement will terminate automatically, if Closing has not occurred on or before 24 June 2008, except in circumstances where Closing has not occurred solely as a result of breach by the Managers of their obligations hereunder.

14.4	Upon such notice being given on or prior to the Closing Date in the case of art. 14.1, or, in the case of art. 14.2, prior to the Step-up Date, or, if the AGM does not approve the Capital Increase, on the date of the AGM or on 24 June 2008 in the case of art. 14.3, this Agreement shall terminate and be of no further effect and no parties shall be under any liability to any other party in respect of this Agreement, except that (i) the Company shall remain liable under art.s 9 (Expenses), 12 (Indemnification), 15 (Effects of Termination on Offered Shares), 16 (Survival) and 21 (Governing Law and Place of Jurisdiction), and (ii) the Managers shall remain liable under art.s 7 (Representations, Warranties and Undertakings of Managers), 9 (Expenses), 12 (Indemnification), 15 (Effects of Termination on Offered Shares), 16 (Survival) and 21 (Governing Law and Place of Jurisdiction).

Notwithstanding the foregoing, if this Agreement is terminated due to
14.4.1	failure of the Company to obtain AGM approval as set out in art. 1.1, or

14.4.2	termination by the Company pursuant to art. 14.2 (other than solely as a result of breach by the Managers of their obligations hereunder), then the Company shall pay to the Joint Bookrunners a break fee of 8 basis points per week, calculated on a pro rata basis from the date of this Agreement to the date of the AGM (in the case of art. 14.4.1) or the date of termination (in the case of art. 14.4.2), but in no event less than 20 basis points, both calculated on the
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between UBS AG and the Managers named herein
basis of the Aggregate Issue Price, but in no event more than the Underwriting Fee.
15	Effects of Termination on Offered Shares

15.1	If, after filing of the Capital Increase resolution with the Commercial Registers of the Cantons of Zurich and Basel-City pursuant to art. 1.9.3, there is a termination of this Agreement prior to the Closing Date pursuant to art. 14, or if the delivery of the Offered Shares to the Joint Global Coordinators is not completed on the Closing Date (each, an Event of Non-Completion), and unless the Company and the Joint Global Coordinators, acting on behalf of the Managers, otherwise agree in writing, the Company has the right (the Call Option), at any time until consummation of the Capital Reduction as set out in art. 15.2.4, to request in writing that the Managers deliver all or part of the Offered Shares to an account specified by the Company against payment of the Total Nominal Amount or such other amount which corresponds to the par value of the Offered Shares, plus costs as set out in art. 15.4; provided that there shall have been delivered to the Joint Global Coordinators an auditors’ certificate from Ernst & Young Ltd, auditors to the Company, in form and substance acceptable to the Joint Global Coordinators, certifying that the Company, in accordance with art. 659 et seq. CO, has sufficient unrestricted capital surplus (frei verwendbares Eigenkapital) at the time of such purchase of Offered Shares upon the exercise of the Call Option by the Company.

15.2	If the Company does not exercise this Call Option:
15.2.1	It shall cause a shareholders’ meeting to be held in which the shareholders of the Company will resolve on a reduction of the issued and outstanding share capital of the Company in such amount which corresponds to the Capital Increase (the Capital Reduction) by complete cancellation of the Offered Shares issued to the Joint Global Coordinators against repayment of the Total Nominal Amount. Prior to such shareholders’ meeting, the Company will cause the auditors of the Company to confirm in writing, pursuant to art. 732 para. 2 of the CO, that the claims of the Company’s creditors are covered notwithstanding the Capital Reduction;

15.2.2	if the Capital Reduction is not resolved by the Company’s shareholders’ meeting within 55 calendar days after the Event of Non-Completion, or if the auditors of the Company have not provided the confirmation referred to in art. 15.2.1 prior to such shareholders’ meeting, the Joint Global Coordinators shall have the Put Option (as defined below in art. 15.3) against the Company as set out in art. 15.3 and in the event and to the extent the Put Option is insufficient to dispose of the Offered Shares, the
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Joint Global Coordinators shall have the right to sell all Offered Shares pursuant to art. 15.3;
15.2.3	the Capital Reduction shall be effected in accordance with the provisions of Swiss statutory law, in particular art.s 732 et seq. of the CO. If, at any time after the shareholders’ resolution pursuant to art. 15.2.1, but before the Capital Reduction has been recorded in the Commercial Registers of the Cantons of Zurich and Basel-City and before the Joint Global Coordinators has received the proceeds of the Capital Reduction, an event occurs that, in the reasonable opinion of the Joint Global Coordinators following consultation with the Company, jeopardizes or delays the orderly process of the Capital Reduction, the Joint Global Coordinators (after consultation with the Company) shall have the right to sell the Offered Shares pursuant to art. 15.3; and

15.2.4	the Capital Reduction will be consummated at the earliest date possible by entry in the Commercial Registers of the Cantons of Zurich and Basel-City. The proceeds of the Capital Reduction, i.e. the amount which corresponds to the Capital Reduction, will be transferred in the form of a cash payment to the Joint Global Coordinators. If the Capital Reduction has not been recorded in the Commercial Registers of the Cantons of Zurich and Basel-City or if the Joint Global Coordinators has not received the proceeds within 180 days after the Event of Non-Completion, the Joint Global Coordinators will have the right to sell the Offered Shares pursuant to art. 15.3.
15.3	The Joint Global Coordinators, acting on behalf of the Managers, shall have an option (the Put Option) to require the Company, subject to art. 659 et seq. CO, to purchase all Offered Shares entered in the Commercial Registers of the Cantons of Basel- City and Zurich at their nominal value, plus expenses of the Managers as set out in art. 15.5, within ten calendar days after receipt of a notice in writing addressed to the Company from the Managers, stating that the Joint Global Coordinators, acting on behalf of the Managers, exercises the Put Option.

The notice in which the Joint Global Coordinators exercises the Put Option shall specify the date on which the Offered Shares subject to the Put Option shall be delivered to the Company and shall contain detailed instructions regarding payment and delivery of the Offered Shares (subject to an agreement to the contrary by the Joint Global Coordinators with the Company).

15.4	If any event occurs as described in art. 15.2 and 15.3 that would confer a right to sell upon the Joint Global Coordinators, the Joint Global Coordinators shall have the right to sell the Offered Shares in an accelerated bookbuilding process organized by the Company. Allocations in this accelerated bookbuilding shall be
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made on the basis of demand and price offered, it being understood that the Company shall have the right to veto allocations, provided there is sufficient demand for the Offered Shares. The Joint Global Coordinators will transfer the proceeds of these sale orders, less the Total Nominal Amount or such other amount which corresponds to the par value of the Offered Shares and all costs pursuant to art. 15.4 to the Company 10 days after all Offered Shares have been sold by the Joint Global Coordinators.
15.5	The Company shall pay:
15.5.1	all costs directly incidental to the all actions set forth in this art. 15, including but not limited to notarization costs, costs of the Commercial Register and costs of publication of the Capital Reduction; and

15.5.2	the costs of the Joint Global Coordinators incurred in connection with the Capital Reduction, including but not limited to (i) taxes, (ii) default interest (Verzugszins) at the rate of the CHF 3 month LIBOR, calculated on a 30/360 basis from the date of the Event of Non-Completion until the date of repayment of the Total Nominal Amount to the Joint Global Coordinators, and (iii) reasonable and duly documented out-of-pocket expenses of the Joint Global Coordinators and all further costs set out in art. 9 to the extent incurred.
15.6	The Company will indemnify any Manager Indemnified Party from any losses, claims, damages or liabilities which that Manager Indemnified Party may incur or which may be made against that Manager Indemnified Party arising out of or in relation to or in connection with the Capital Reduction. The amount paid to an Indemnified Party as a result of any such losses, claims, damages or liabilities shall include any reasonable and duly documented legal or other expenses incurred by such Manager Indemnified Party in connection with investigating or defending such claim. This indemnity will be in addition to any liability which the Company may otherwise have. Additionally, the provisions of art. 12 herein apply accordingly.

16	Survival

Subject to specific provisions in this Agreement and/or the respective applicable statutes of limitations, the representations and warranties set forth in art.s 6 and 7, agreements set forth in art. 8, and the indemnities set forth in art. 12 herein will continue to be in full force and effect notwithstanding completion of the arrangements for issue, purchase and transfer of the Offered Shares (or any of them), any actual or constructive knowledge of the Managers (subject to any limitations on enforceability of indemnities under applicable Swiss law), any
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termination of this Agreement or any investigation made by or on behalf of the Managers or the Company.

17	Payments by the Company

All payments by the Company under this Agreement will be made without set-off (Verrechnung) or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature. If any such deduction or withholding is required by law in any jurisdiction to be made in connection with any such payment, the Company will increase the amount paid so that the full amount of such payment is received by the payee as if no such deduction or withholding had been made.

18	Notices

Any notice or communication hereunder shall be in writing and shall be delivered in person or sent by letter or facsimile or addressed, in the case of notification to (i) the Company at its registered office in Zurich and (ii) to the Managers at the addresses listed in Annex 1.7B. Any such notice shall take effect at the time of receipt.

19	Severability

If a provision of this Agreement is or becomes invalid or unenforceable in whole or in part or if it turns out that this Agreement contains an unintended omission, the validity of the remaining provisions shall not be affected thereby. The invalid or unenforceable provision shall be replaced and the omission shall be remedied by a reasonable provision which, to the extent legally possible, comes as close as possible to what the parties intended or would have intended had they considered the relevant issue when entering into this Agreement. If the invalidity or unenforceability of a provision relates to a measure or a time (deadline or date), the legally feasible measure or time coming closest to the relevant provision shall apply.

20	Changes and Amendments to this Agreement

Changes and amendments to this Agreement will only be valid if made in writing, including to this art. 20.

21	Governing Law and Place of Jurisdiction

21.1	This Agreement shall be governed by and construed in accordance with the substantive laws of Switzerland.
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21.2	The Company and each of the Managers hereby irrevocably submits to the non-exclusive jurisdiction of the Commercial Court of the Canton of Zurich, Switzerland (Handelsgericht des Kantons Zürich).

21.3	Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Manager or by any person who controls any Manager arising out of or based upon this Agreement or the transactions contemplated hereby may also be instituted in any Federal court located in the State of New York, (ii) waives, to the fullest extent it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company irrevocably waives any immunity to jurisdiction to which it may otherwise be entitled or become entitled (including sovereign immunity, immunity to pre-judgment attachment, post-judgment attachment and execution) in any legal suit, action or proceeding against it arising out of or based on this Agreement or the transactions contemplated hereby that is instituted in any New York court or in any competent court in Switzerland. The Company has appointed UBS AG, 299 Park Avenue, New York, New York, 10171, as its authorized agent (the Authorized Agent) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby that may be instituted in any New York court by any Manager or by any person who controls any Manager, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon such Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

22	Prevailing Terms

To the extent the terms of this Agreement as amended contradict terms of prior arrangements or agreements among the Parties (the Prior Agreements) the terms of this Agreement as amended will prevail, except where this Agreement as amended remains silent and explicit terms in the Prior Agreements can be found. In this latter case the terms of the Prior Agreements shall prevail.
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SO AGREED on this 1st day of April 2008 in Zurich
UBS AG

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J.P. Morgan Securities Ltd.

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1 April 2008

Underwriting Agreement	57 | 83
between UBS AG and the Managers named herein
Morgan Stanley & Co. International plc

REST OF PAGE INTENTIONALLY LEFT BLANK
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	58 | 83
between UBS AG and the Managers named herein
BNP Paribas

REST OF PAGE INTENTIONALLY LEFT BLANK
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	59 | 83
between UBS AG and the Managers named herein
Goldman Sachs International

REST OF PAGE INTENTIONALLY LEFT BLANK
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	60 | 83
between UBS AG and the Managers named herein
Annex 1.4
Initial Underwriting Commitments

Name and
Address of Manager	Underwriting Percentage	Number of Shares
J.P. Morgan Securities Ltd.	28%	Up to 348,359,575 Shares
125 London Wall London EC2Y 5AJ United Kingdom
Morgan Stanley & Co.	28%	Up to 348,359,575 Shares
International plc 25 Cabot Square London E14 4QW United Kingdom
BNP Paribas	22%	Up to 273,711,095 Shares
16, boulevard des Italiens 75009 Paris France
Goldman Sachs International	22%	Up to 273,711,094 Shares
Peterborough Court, 133 Fleet Street London EC4A 2BB United Kingdom
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	61 | 83
between UBS AG and the Managers named herein
Annex 1.5
Step-up Supplement
■ Registered Shares of nominal value CHF 0.10 each
THIS SUPPLEMENT is made by and among (A) UBS AG, a company incorporated under the laws of Switzerland with its place of incorporation in Zurich and Basel-City, Switzerland (the Company), and (B) J.P. Morgan Securities Ltd., Morgan Stanley & Co. International plc, BNP Paribas, and Goldman Sachs International (the Joint Bookrunners), acting on behalf of the Managers as named in the Underwriting Agreement, in relation to the Underwriting Agreement by and among the same parties, dated 1 April 2008 (the Agreement).
(i)	The Company and the Joint Bookrunners agree, pursuant to art. 1.5 of the Agreement, that the Agreement is hereby supplemented by the following provisions, so that this Adjustment shall form an integral part of the Agreement and the provisions of the Agreement, including but not limited to the governing law and place of jurisdiction, shall apply accordingly. Capitalized terms used but not defined herein have the meanings given to them in the Agreement.

(ii)	The Company and the Joint Bookrunners agree that, according to the Adjusted Exercise Ratio, each holder of ■ Purchase Rights will have the right to purchase ■ Offered Share at the Adjusted Issue Price.

(iii)	The Company and the Joint Bookrunners agree that the Adjusted Issue Price is CHF ■ per share (the Adjusted Issue Price).

(iv)	In accordance with (iii), above, the number of Offered Shares shall be adjusted to ■ (the Adjusted Offered Shares). Consequently, the aggregate Adjusted Issue Price for the Adjusted Offered Shares shall be CHF ■ (the Aggregate Adjusted Issue Price).

(v)	The Company represents and warrants to and agrees with the Joint Bookrunners, acting on behalf of the Managers, that this Adjustment has been duly authorized, executed and delivered by it and constitutes its valid and legally binding obligation.

(vi)	Save as otherwise set out herein, the Agreement shall remain and continue to be in full force and effect.
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	62 | 83
between UBS AG and the Managers named herein
IN WITNESS WHEREOF, the Company and the Joint Bookrunners have caused this Adjustment to be duly executed on ■ 2008 in Zurich.
UBS AG

(■)	(■)
J.P. Morgan Securities Ltd.

(■)	(■)
Morgan Stanley & Co. International plc

(■)	(■)
BNP Paribas

(■)	(■)
Goldman Sachs International

(■)	(■)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	63 | 83
between UBS AG and the Managers named herein
Annex 1.7A
Sub-underwriting Agreement
FORM OF SUB-UNDERWRITING AGREEMENT
[•] April 2008
UBS AG
                                              Ref:

Attn:	fax number:
J.P. Morgan Securities Ltd, Morgan Stanley & Co. International plc, BNP Paribas and Goldman Sachs International (the “Joint Bookrunners”)

Attn:	fax number:
Attn:	fax number:
Attn:	fax number:
Attn:	fax number:
     Ladies and Gentlemen:
     The undersigned understands that UBS AG, a company (Aktiengesellschaft) organized under the laws of Switzerland (the Company), proposes to offer new registered shares of the Company (the Offered Shares), in the form of registered shares with a nominal value of CHF 0.10 each, in an equity offering scheduled to take place in May/June 2008 (the Offering).
     The Offering consists of a rights offering (the Rights Offering) and a global offering of Offered Shares not taken up in the Rights Offering (the Global Offering). In the Rights Offering, the Company proposes to grant shareholders rights (Rights) to subscribe for Offered Shares in proportion to their existing ownership of existing registered shares in the Company. The Rights Offering comprises a public offering in Switzerland, the United States of America, the Federal Republic of Germany, the United Kingdom and certain other member states of the EEA and a private placement in certain other jurisdictions. The Global Offering consists of a public offering in Switzerland, the United States of America, the Federal Republic of Germany, United Kingdom and certain other member states of the EEA as well as a private placement. A copy of the relevant invitation of the Company to its shareholders to attend the Annual General Meeting of April 23, 2008 is attached as Appendix A hereto.
     The Company also has entered into an underwriting agreement dated April 1, 2008 (the Underwriting Agreement) with the underwriters named therein (together with any underwriters subsequently joining the Underwriting Agreement the Underwriters). The Underwriting Agreement provides for the underwriting of Offered Shares not taken up in the Rights Offering (Global Offering Shares) and the offering and sale of such Global Offering Shares in the Global Offering on an accelerated book built basis.
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	64 | 83
between UBS AG and the Managers named herein
     For purposes of the Offering, the Company has proposed to its shareholders to approve, at the occasion of its annual general meeting on 23 April 2008, the issuance of up to ■ Offered Shares, as further set out in Appendix A. The final terms of the Rights Offering (including the definitive number of shares to be issued, the definitive issue price and the exercise ratio) are currently scheduled to be announced on or about 14 May 2008 (the Step-up Date).
     Pursuant to the Underwriting Agreement the Company may, with the agreement of the Joint Bookrunners, elect sub-underwriters and additional underwriters in aggregate amount of CHF 5,000,000,000.
     In consideration of the mutual agreements contained herein, the undersigned hereby irrevocably agrees with the Company and the Joint Bookrunners as follows:
1	Subject to the terms and conditions contained herein, the undersigned hereby agrees to purchase from the Joint Bookrunners to the extent requested by the Joint Bookrunners, up to ■ Offered Shares (the Committed Shares), at an issue price of CHF ■ per Offered Share (the Issue Price), adjusted as set out below. The undersigned agrees to pay the Issue Price per Offered Share immediately, at the date of closing of the Offering (the Closing Date), as notified to the undersigned by the Joint Bookrunners. To that effect, the undersigned hereby authorizes the Joint Global Coordinators to subscribe for up to ■ Offered Shares on the account of the undersigned. The Issue Price may be increased in accordance with art. 1.5 of the Underwriting Agreement, which clause is reprinted in Appendix B hereto, resulting in an adjusted issue price calculated in accordance with provisions of such art. 1.5 (the Adjusted Issue Price).

2	In consideration of the agreement of the undersigned to sub-underwrite the Committed Shares in accordance with clause 1 above, the Joint Bookrunners will pay the undersigned a fee (the Sub-underwriting Fee) per Committed Share equal to 100 bps of the Issue Price or Adjusted Issue Price, as the case may be. The Sub-underwriting Fee will be paid by the Joint Bookrunners, in Swiss franc funds immediately available in Zurich, Switzerland to an account designated by the undersigned, subject to receipt and as soon as practicable following the Closing Date and conditional on receipt by the Joint Bookrunners of the underwriting fees.

3	The undersigned hereby represents, warrants and covenants that it possesses all required qualifications under applicable securities laws and regulations to purchase the Committed Shares and it will comply with all applicable laws and regulations in making any subscription or purchase thereof.

4	The undersigned hereby represents, warrants and covenants that it will comply with (i) all selling restrictions applicable to the Underwriters pursuant to Section 7 of the Underwriting Agreement, which Section is reprinted in Appendix C hereto, as if it were a party to the Underwriting Agreement, and (ii) any and all selling restrictions, which will be set forth in the European Prospectus and the US Prospectus to be prepared the purposes of the Offering.

5	No amendment may be made to this agreement without the prior written consent of the Joint Bookrunners and the Company. Subject to the following clause, this agreement shall terminate upon the earliest to occur of (i) the mutual written agreement of the undersigned, the Company and the Joint Bookrunners, (ii) the satisfaction of the obligations set forth herein, and (iii) termination of the Underwriting Agreement in full as described in clause 6 below.

6	The Underwriting Agreement may be terminated with respect to the Underwriters prior to the Closing Date by notice given by the Company to the Joint Bookrunners prior to the Step-up
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	65 | 83
between UBS AG and the Managers named herein
Date or by notice given jointly by the Underwriters to the Company upon the occurrence of particular events, as customary in this context, as further set out in art. 14 of the Underwriting Agreement, reprinted in Appendix D. The parties hereto further acknowledge and agree that, if the Underwriting Agreement is terminated in full or the conditions are not fulfilled, this agreement shall cease to be of any force or effect and no party shall have any rights or liabilities hereunder.
7	The acceptance of the sub-underwriting participation of the undersigned was made on the basis that the undersigned’s rights and obligations in respect thereof will be incapable of rescission or termination by the undersigned. This will continue to be the case notwithstanding any information contained in the Offering Documents or any supplement thereto.

8	The undersigned agrees with the Joint Bookrunners and the Company that any waiver by any of the Joint Bookrunners or the agreement by any of the Joint Bookrunners to the extension of time for the satisfaction, of any condition of the Underwriting Agreement or the exercise by any of the Joint Bookrunners of any right of termination or rescission under the Underwriting Agreement shall be within the discretion of the Joint Global Coordinators, acting on behalf of the Managers and that the Joint Bookrunners shall have no liability to the undersigned whatsoever in connection with any decision to waive or not to waive any such condition, agree or not agree to any such extension or to exercise or not to exercise any such right.

9	The Joint Bookrunners are acting for the Company in connection with the Rights Issue and the Joint Bookrunners do not regard any person other than the Company as their client in relation to the Offering or any other arrangements described in this Agreement. The undersigned irrevocably warrants and undertakes that:
(A)	it is not and does not regard itself as being a client of the Joint Bookrunners in relation to the Offering or any other arrangements described in this Agreement, and does not expect any of them to have any duties or responsibilities to the undersigned;

(B)	it does not expect the Joint Bookrunners to have any duty to the undersigned similar or comparable to the “best execution”, “suitability” and “risk warnings” rules as set out in Directive 2004/39/EC of the European Parliament and of the Council of 21 April 2004 on markets in financial instruments amending Council Directives 85/611/EEC and 93/6/EEC and Directive 2000/12/EC of the European Parliament and of the Council and repealing Council Directive 93/22/EEC, as amended (the MiFID Directive) and any national measures implementing the MiFID Directive by the member states of the European Economic Area (including the Handbook of the Financial Services Authority) and that the undersigned is not relying on any of the Joint Bookrunners to advise whether or not the Offered Shares are in any way a suitable investment for the undersigned;

(C)	in accepting the offer, the undersigned is not relying on (i) any information or representation in relation to the Company or the Offered Shares or (ii) any representations or warranties or agreements by the Joint Bookrunners or, in each of cases (i) and (ii), any of their respective directors, employees or agents or any other person except as set out in the express terms of this Agreement.
10	If the undersigned is called upon to purchase Offered Shares pursuant to the terms and conditions of this agreement, the undersigned will be entitled to all remedies under applicable law for prospectus liability.
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	66 | 83
between UBS AG and the Managers named herein
11	From the date of this agreement, the undersigned will not enter, and will cause its affiliates not to enter, into any transaction involving Shares or derivatives relating to Shares intended to directly or indirectly have the economic effect of hedging or otherwise mitigating the economic risk associated with the underwriting commitment of any such Sub-Underwriter without the prior consultation with and agreement by the Company, which agreement shall not be unreasonably withheld. Any such transactions shall only be undertaken in compliance with applicable securities laws and regulations.

12	This agreement shall be governed by and construed in accordance with the laws of Switzerland. Each of the Company, the Joint Bookrunners and the undersigned hereby irrevocably submits to the non-exclusive jurisdiction of the Commercial Court of the Canton of Zurich, Switzerland (Handelsgericht des Kantons Zürich), to settle any dispute which may arise out of or in connection with this Agreement or the transactions contemplated hereby.

Very truly yours, [SUB-UNDERWRITER]
By:
Name:
Title:

Accepted as of the date hereof

By:	UBS AG

By:
Name:
Title:

By:	J.P. Morgan Securities Ltd.

By:
Name:
Title:

By:	Morgan Stanley & Co. International plc

By:
Name:
Title:
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	67 | 83
between UBS AG and the Managers named herein

By:	BNP Paribas

By:
Name: Title:

By:	Goldman Sachs International

By:
Name: Title:
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	68 | 83
between UBS AG and the Managers named herein
SCHEDULE I
LETTER OF CONFIRMATION
This form must be completed and returned as soon as possible but in any event, by not later than • CET on 4 April, 2008. It may be sent by facsimile (to •) although the original must still be returned to us.
To: UBS AG
[Address]
For the attention of [name]

Ref:

Dear Sirs,
UBS AG
Proposed Offering of Up to ■ Offered Shares with nominal value of CH 0.10 each
We hereby confirm our irrevocable acceptance of a sub-underwriting participation in the number of Offered Shares shown below, on the terms and subject to the conditions of the sub-underwriting agreement of • April 2008 (the Sub-Underwriting Agreement). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the Sub-Underwriting Agreement.
In the event of our being required to purchase any Offered Shares under the Sub-Underwriting Agreement, we hereby confirm our authorization of the Joint Bookrunners to subscribe for up to • Offered Shares on our account and we agree to pay the full Issue Price or Adjusted Issue Price, as the case may be, per Offered Share free of all expenses in accordance with the specified settlement arrangements.
We are eligible to subscribe and purchase the Offered Shares and we will comply with (i) all applicable securities laws and regulations in making any subscription and purchase thereof, (ii) all selling restrictions applicable to the Underwriters in accordance with Section 7 of the Underwriting Agreement as if it were a party to thereto, and (iii) all selling restrictions which will be set forth in the European prospectus and the US prospectus to be prepared for purposes of the Offering.

Number of Offering Shares accepted and underwritten

Fund on whose behalf we subscribe (if

applicable) Alert Code

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1 April 2008

Underwriting Agreement	69 | 83
between UBS AG and the Managers named herein

• Our SIS participant ID

• Our Custodian/Agent Bank Name

• SIS

• Custodian/Agent Bank Name

Settlement contact name

and telephone number

Sub-underwriting Fee should be paid to:

BIC Code

Account Number

Account Name

Sub-underwriting Fee Advice Note should be sent to

Signed

Dated 2008
Capacity
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	70 | 83
between UBS AG and the Managers named herein
Appendix A
Invitation to Shareholders to attend the Annual General Meeting of UBS AG on 23 April 2008
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	71 | 83
between UBS AG and the Managers named herein
Appendix B
Reprint of Clause 1.5 of the Underwriting Agreement
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	72 | 83
between UBS AG and the Managers named herein
Appendix C
Reprint of Section 7 of the Underwriting Agreement
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	73 | 83
between UBS AG and the Managers named herein
Appendix D
Reprint of Section 14 of the Underwriting Agreement
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	74 | 83
between UBS AG and the Managers named herein
Annex 1.7B
REVISED UNDERWRITING COMMITMENTS
Each additional underwriter listed below (each, a Co-Manager and collectively, the Co-Managers and, together with the Joint Bookrunners, the Managers) agrees to be party of the Underwriting Agreement (the Agreement) made on 1 April 2008 initially among UBS AG on the one part and J.P. Morgan Securities Ltd., Morgan Stanley & Co. International plc, BNP Paribas and Goldman Sachs International (together referred to as the Joint Bookrunners) on the other part, assuming all respective obligations and enjoying all respective rights provided in the Agreement, provided that the underwriting commitment of each Manager is limited to the amount set forth in this Annex 1.7B as set out below.
Each Co-Manager further agrees to sign the Agreement Among Managers immediately after signing this Annex 1.7B and authorizes the Joint Bookrunners to take all action that they may believe desirable to agree to any variation in the terms of the Agreement which, in the joint judgement of the Joint Bookrunners, will not have a material adverse effect on the interests of the Co-Managers. UBS AG accepts the undersigned Co-Managers listed below as parties to the Agreement and agrees with the provisions of this Annex 1.7B.

Revised
Maximum
Name and	Revised	Underwriting
Address of	Underwriting	Commitment
Manager	Percentage	in Shares	Signature(s)
J.P. Morgan Securities Ltd. 125 London Wall London EC2Y 5AJ United Kingdom	[•]	[•]	Printed Name(s) and Signature(s)

Morgan Stanley & Co. International plc 25 Cabot Square London E14 4QW United Kingdom	[•]	[•]	Printed Name(s) and Signature(s)

BNP Paribas 16, boulevard des Italiens 75009 Paris France	[•]	[•]	Printed Name(s) and Signature(s)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	75 | 83
between UBS AG and the Managers named herein

Revised
Maximum
Name and	Revised	Underwriting
Address of	Underwriting	Commitment
Manager	Percentage	in Shares	Signature(s)
Goldman Sachs International Peterborough Court, 133 Fleet Street London EC4A 2BB United Kingdom	[•]	[•]	Printed Name(s) and Signature(s)

Name and		Underwriting
Address of	Underwriting	Commitment
Co-Manager	Percentage	in Shares	Signature(s)
[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)

[•]	[•]	[•]	Printed Name(s) and Signature(s)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	76 | 83
between UBS AG and the Managers named herein

UBS AG
Bahnhofstrasse 45
8001 Zurich
Switzerland	Printed Name(s) and Signature(s)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	77 | 83
between UBS AG and the Managers named herein
Annex 1.8
Draft Subscription Form
ZEICHNUNGSSCHEIN
Unter Bezugnahme auf den Beschluss der Generalversammlung der Aktionäre der UBS AG vom [23. April] 2008 über die Erhöhung des Aktienkapitals und in Kenntnis der Statuten der UBS AG zeichnet die ■,
■ neue Namenaktien
(■)
von je CHF 0.10 Nennwert
zum Ausgabebetrag von je CHF 0.10
Die ■ verpflichtet sich hiermit bedingungslos, den Ausgabebetrag der neuen Namensaktien von insgesamt
CHF [ ] .-
[■]
bei der Zürcher Kantonalbank, Zürich (Institut im Sinne von Art. 633 OR), per Valuta ■. Mai 2008 in bar einzubezahlen und somit eine dem Ausgabebetrag entsprechende Einlage zu leisten.
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	78 | 83
between UBS AG and the Managers named herein
Dieser Zeichnungsschein ist bis zum ■ 2008 gültig.
■, ■ 2008
■

(■)	(■)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	79 | 83
between UBS AG and the Managers named herein
Annex 2.1
(Letterhead of UBS AG)
SWX Swiss Exchange
Admission Board
Selnaustrasse 30
P.O. Box
8021 Zurich
Zurich, ■, 2008
Declaration addressed to the Admission Board of the SWX Swiss Exchange
Ladies and Gentlemen:
UBS AG, Zurich and Basel-City, as issuer and applicant for
■ new registered shares in UBS AG with nominal value of CHF 0.10 each, out of a capital increase in the ratio ■ new for ■ old registered shares with nominal value of CHF 0.10 each
(Security no. ■ / ISIN ■)
declares herewith that it, as representative, recognized by the SWX Swiss Exchange (the SWX), applies for the listing (the Listing) on the SWX in accordance with the Listing Rules of the SWX (Listing Rules). In this connection, UBS AG declares that:
1.	the responsible bodies of UBS AG are in agreement with the Listing;

2.	the prospectus and the listing notice are complete pursuant to the Listing Rules;

3.	it has taken note of the obligation to provide information as defined in Chapter IV (Requirements for Continued Listing) and the system of sanctions pursuant to Chapter VII of the Listing Rules and is prepared to subject itself to the procedures and decisions of the Appeals Court pursuant to Art. 83 of the Listing Rules;
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	80 | 83
between UBS AG and the Managers named herein
4.	the prospectus will be submitted to the German Bundesanstalt für Finanzdienstleistungsaufsicht, UBS’s competent lead regulator in the EEA, for approval, and the new shares are expected to be listed on the SWX Swiss Exchange and traded on the EU-compatible segment of SWX Europe;

5.	it will pay the listing fees in accordance with the SWX fee regulations.
Yours faithfully,
UBS AG
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	81 | 83
between UBS AG and the Managers named herein
Annex 11.1.4
Officer’s Certificate
[On the Letterhead of the Company]
[Joint Global Coordinators]
■, 2008
Dear Sirs
UBS AG (the Company)
Offering of ■ Registered Shares (the Offering)
We refer to the Underwriting Agreement entered into between the Company and the Joint Bookrunners as named in the Underwriting Agreement dated 1 April 2008 (the Agreement). Capitalized terms used in the Agreement will bear the same meaning in this certificate.
1.	The representations and warranties of the Company contained in the Agreement continue to be true as of the date of this Officer’s Certificate.

2.	To date, the Company has fulfilled all undertakings and performed all such obligations contained in the Agreement as are required to be undertaken or performed as of the date hereof.
Yours faithfully,
UBS AG

Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	82 | 83
between UBS AG and the Managers named herein

(■)	(■)
Execution Copy DAD | DIB
1 April 2008

Underwriting Agreement	83 | 83
between UBS AG and the Managers named herein
Annex 6
Q1 Preliminary Release
Execution Copy DAD | DIB
1 April 2008